                                                                    Exhibit 4.2
================================================================================



                             COMPLETEL EUROPE N.V.,

                                   as Issuer



                                      and



                           THE CHASE MANHATTAN BANK,

                                   as Trustee



                        ________________________________

                                   Indenture


                           Dated as of April 13, 2000


                        ________________________________


               up to (Euro)300,000,000 Aggregate Principal Amount



                           14% Senior Notes due 2010






================================================================================

                             CROSS-REFERENCE TABLE

TIA Sections                                                         Indenture Sections
------------                                                         ------------------
Section 3.10        (a)(1).....................................      7.10
                    (a)(2).....................................      7.10
                    (b)........................................      7.03; 7.08
Section 3.11        ...........................................      7.03
Section 3.13        (a)........................................      7.06
                    (c)........................................      7.05; 7.06
Section 3.14        (a)........................................      4.17
                    (a)(4).....................................      4.16
                    (c)(1).....................................      N/A
                    (c)(2).....................................      N/A
                    (e)........................................      N/A
Section 3.15        (a)........................................      7.02
                    (b)........................................      7.02; 7.05
                    (c)........................................      7.02
                    (d)........................................      7.02
Section 3.16        (a)........................................      6.05; 6.06
                    (a)(1)(A)..................................      6.05
                    (a)(1)(B)..................................      6.04
                    (b)........................................      6.07
Section 3.17        (a)(1).....................................      6.08
                    (a)(2).....................................      6.09
Section 3.18        (a)........................................      N/A
                    (c)........................................      N/A


Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS


                                                                                      Page
                                                                                      ----

ARTICLE ONE  DEFINITIONS AND INCORPORATION BY REFERENCE...............................   2

     SECTION 1.01.  Definitions.......................................................   2
                    -----------
     SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.................  27
                    -------------------------------------------------
     SECTION 1.03.  Rules of Construction.............................................  28
                    ---------------------

ARTICLE TWO  THE NOTES................................................................   2

     SECTION 2.01.  Form and Dating...................................................  29
                    ---------------
     SECTION 2.02.  Restrictive Legends...............................................  30
                    -------------------
     SECTION 2.03.  Execution, Authentication and Denominations.......................  32
                    -------------------------------------------
     SECTION 2.04.  Registrar and Paying Agent........................................  33
                    --------------------------
     SECTION 2.05.  Paying Agent To Hold Money in Trust...............................  34
                    -----------------------------------
     SECTION 2.06.  Transfer and Exchange.............................................  35
                    ---------------------
     SECTION 2.07.  Book-Entry Provisions for Global Notes............................  36
                    --------------------------------------
     SECTION 2.08.  Registration of Transfers and exchanges...........................  37
                    ---------------------------------------
     SECTION 2.09.  Replacement Notes.................................................  41
                    -----------------
     SECTION 2.10.  Outstanding Notes.................................................  42
                    -----------------
     SECTION 2.11.  Temporary Notes...................................................  43
                    ---------------
     SECTION 2.12.  Cancellation......................................................  43
                    ------------
     SECTION 2.13.  CUSIP Numbers.....................................................  43
                    -------------
     SECTION 2.14.  Defaulted Interest................................................  44
                    ------------------

ARTICLE THREE  REDEMPTION.............................................................  44

     SECTION 3.01.  Optional Redemption...............................................  44
                    -------------------
     SECTION 3.02.  Notices to Trustee................................................  45
                    ------------------
     SECTION 3.03.  Selection of Notes To Be Redeemed.................................  45
                    ---------------------------------
     SECTION 3.04.  Notice of Redemption..............................................  46
                    --------------------
     SECTION 3.05.  Effect of Notice of Redemption....................................  47
                    ------------------------------
     SECTION 3.06.  Deposit of Redemption Price.......................................  47
                    ---------------------------
     SECTION 3.07.  Payment of Notes Called for Redemption............................  48
                    --------------------------------------
     SECTION 3.08.  Notes Redeemed in Part............................................  48
                    ----------------------

ARTICLE FOUR  COVENANTS...............................................................  48

     SECTION 4.01.  Payment of Notes..................................................  48
                    ----------------
     SECTION 4.02.  Maintenance of Office or Agency...................................  49
                    -------------------------------
     SECTION 4.03.  Limitation on Indebtedness........................................  50
                    --------------------------
     SECTION 4.04.  Limitation on Restricted Payments.................................  52
                    ---------------------------------

                                                                                      Page
                                                                                      ----
     SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions
                    -----------------------------------------------------
                      Affecting Restricted Subsidiaries................................ 55
                      ---------------------------------
     SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock of
                    -------------------------------------------------------
                      Restricted Subsidiaries.......................................... 57
                      -----------------------
     SECTION 4.07.  Limitation on Issuances of Guaranties and Incurrence of
                    -------------------------------------------------------
                      Certain Indebtedness by Restricted Subsidiaries.................. 57
                      -----------------------------------------------
     SECTION 4.08.  Limitation on Transactions with Shareholders and Affiliates........ 58
                    -----------------------------------------------------------
     SECTION 4.09.  Limitation on Liens Securing Certain Indebtedness.................. 60
                    -------------------------------------------------
     SECTION 4.10.  Limitation on Asset Sales.......................................... 60
                    -------------------------
     SECTION 4.11.  Limitation on Status as Investment Company or Credit
                    ----------------------------------------------------
                      Institution...................................................... 61
                      -----------
     SECTION 4.12.  Repurchase of Notes upon a Change of Control....................... 62
                    --------------------------------------------
     SECTION 4.13.  Existence.......................................................... 62
                    ---------
     SECTION 4.14.  Payment of Taxes and Other Claims.................................. 62
                    ---------------------------------
     SECTION 4.15.  Maintenance of Properties and Insurance............................ 63
                    ---------------------------------------
     SECTION 4.16.  Notice of Defaults................................................. 63
                    ------------------
     SECTION 4.17.  Compliance Certificates............................................ 63
                    -----------------------
     SECTION 4.18.  Commission Reports and Reports to Holders.......................... 65
                    -----------------------------------------
     SECTION 4.19.  Waiver of Stay, Extension or Usury Laws............................ 65
                    ---------------------------------------
     SECTION 4.20.  Payment of Additional Amounts...................................... 65
                    -----------------------------
     SECTION 4.21.  Escrow Account..................................................... 68
                    --------------

ARTICLE FIVE  SUCCESSOR CORPORATION.................................................... 68

     SECTION 5.01.  When Company May Merge, Etc........................................ 68
                    ---------------------------
     SECTION 5.02.  Successor Substituted.............................................. 70
                    ---------------------

ARTICLE SIX  DEFAULT AND REMEDIES...................................................... 71

     SECTION 6.01.  Events of Default.................................................. 73
                    -----------------
     SECTION 6.02.  Acceleration....................................................... 74
                    ------------
     SECTION 6.03.  Other Remedies..................................................... 74
                    --------------
     SECTION 6.04.  Waiver of Past Defaults............................................ 74
                    -----------------------
     SECTION 6.05.  Control by Majority................................................ 74
                    -------------------
     SECTION 6.06.  Limitation on Suits................................................ 74
                    -------------------
     SECTION 6.07.  Rights of Holders To Receive Payment............................... 75
                    ------------------------------------
     SECTION 6.08.  Collection Suit by Trustee......................................... 75
                    --------------------------
     SECTION 6.09.  Trustee May File Proofs of Claim................................... 76
                    --------------------------------
     SECTION 6.10.  Priorities......................................................... 76
                    ----------

                                                                                      Page
                                                                                      ----
     SECTION 6.11.  Undertaking for Costs.............................................. 77
                    ---------------------
     SECTION 6.12.  Restoration of Rights and Remedies................................. 77
                    ----------------------------------
     SECTION 6.13.  Rights and Remedies Cumulative..................................... 77
                    ------------------------------
     SECTION 6.14.  Delay or Omission Not Waiver....................................... 78
                    ----------------------------

ARTICLE SEVEN  TRUSTEE................................................................. 78

     SECTION 7.01.  General............................................................ 78
                    -------
     SECTION 7.02.  Certain Rights of Trustee.......................................... 78
                    -------------------------
     SECTION 7.03.  Individual Rights of Trustee....................................... 80
                    ----------------------------
     SECTION 7.04.  Trustee's Disclaimer............................................... 80
                    --------------------
     SECTION 7.05.  Notice of Default.................................................. 80
                    -----------------
     SECTION 7.06.  Reports by Trustee to Holders...................................... 81
                    -----------------------------
     SECTION 7.07.  Compensation and Indemnity......................................... 81
                    --------------------------
     SECTION 7.08.  Replacement of Trustee............................................. 82
                    ----------------------
     SECTION 7.09.  Successor Trustee by Merger, Etc................................... 83
                    --------------------------------
     SECTION 7.10.  Eligibility........................................................ 83
                     ----------
     SECTION 7.11.  Money Held in Trust................................................ 83
                    -------------------
     SECTION 7.12.  Withholding Taxes.................................................. 83
                    -----------------

ARTICLE EIGHT  DISCHARGE OF INDENTURE.................................................. 84

     SECTION 8.01.  Termination of Company's Obligations............................... 84
                    ------------------------------------
     SECTION 8.02.  Defeasance and Discharge of Indenture.............................. 85
                    -------------------------------------
     SECTION 8.03.  Defeasance of Certain Obligations.................................. 88
                    ---------------------------------
     SECTION 8.04.  Application of Trust Money......................................... 89
                    --------------------------
     SECTION 8.05.  Repayment to Company............................................... 89
                    --------------------
     SECTION 8.06.  Reinstatement...................................................... 90
                    -------------

ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS...................................... 91

     SECTION 9.01.  Without Consent of Holders......................................... 91
                    --------------------------
     SECTION 9.02.  With Consent of Holders............................................ 91
                    -----------------------
     SECTION 9.03.  Revocation and Effect of Consent................................... 93
                    --------------------------------
     SECTION 9.04.  Notation on or Exchange of Notes................................... 94
                    --------------------------------
     SECTION 9.05.  Trustee to Sign Amendments, Etc.................................... 94
                    -------------------------------
     SECTION 9.06.  Conformity with Trust Indenture Act................................ 95
                    -----------------------------------

ARTICLE TEN  COLLATERAL AND SECURITY................................................... 95

     SECTION 10.01. Pledge Agreement................................................... 95
                    ----------------
     SECTION 10.02. Recording and Opinions............................................. 96
                    ----------------------
     SECTION 10.03. Release of Collateral.............................................. 96
                    ---------------------
     SECTION 10.04. Authorization of Actions To Be Taken by the Trustee Under
                    ---------------------------------------------------------
                      the Pledge Agreement............................................. 97
                      --------------------

                                                                                        Page
                                                                                        ----
     SECTION 10.05. Authorization of Receipt of Funds by the Trustee Under the
                    ----------------------------------------------------------
                      Pledge Agreement................................................   97
                      ----------------

ARTICLE ELEVEN  MISCELLANEOUS.........................................................   98

     SECTION 11.01. Trust Indenture Act of 1939.......................................   98
                    ---------------------------
     SECTION 11.02. Notices...........................................................   98
                    -------
     SECTION 11.03. Certificate and Opinion as to Conditions Precedent................   99
                    --------------------------------------------------
     SECTION 11.04. Statements Required in Certificate................................  100
                    ----------------------------------
     SECTION 11.05. Rules by Trustee, Paying Agent or Registrar.......................  100
                    -------------------------------------------
     SECTION 11.06. Payment Date Other Than a Business Day............................  100
                    --------------------------------------
     SECTION 11.07. Governing Law.....................................................  101
                    -------------
     SECTION 11.08. No Adverse Interpretation of Other Agreements.....................  101
                    ---------------------------------------------
     SECTION 11.09. No Recourse Against Others........................................  101
                    --------------------------
     SECTION 11.10. Successors........................................................  102
                    ----------
     SECTION 11.11. Duplicate Originals...............................................  102
                    -------------------
     SECTION 11.12. Separability......................................................  102
                    ------------
     SECTION 11.13. Table of Contents, Headings, Etc..................................  102
                    --------------------------------
     SECTION 11.14. Agent for Service; Submission to Jurisdiction; Waiver of
                    --------------------------------------------------------
                      Immunities......................................................  102
                      ----------
     SECTION 11.15. Judgment Currency.................................................  103
                    -----------------


EXHIBIT A  -  Form of Note
EXHIBIT B  -  Certificate to be Delivered Upon Exchange or Registration of Notes
EXHIBIT C  -  Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors
EXHIBIT D  -  Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S
EXHIBIT E  -  Terms of Subsidiary Guaranty
EXHIBIT F  -  Form of Subsidiary Guaranty

          INDENTURE, dated as of April 13, 2000, between COMPLETEL EUROPE N.V., a Netherlands public company with limited liability (the "Company") with its corporate seat in Amsterdam, The Netherlands, and THE CHASE MANHATTAN BANK, a national banking corporation (the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to (Euro)300,000,000 aggregate principal amount of the Company's 14% Senior Notes due 2010 (the "Notes") issuable as provided in this Indenture. The Company will issue (Euro)200,000,000 aggregate principal amount of Notes on the Issue Date under this Indenture (the "Offering"). All things necessary to make this Indenture a valid agreement of
 --------
the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company, when authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company. By separate agreement dated the date hereof, CompleTel LLC entered into a guaranty agreement providing for an unconditional and irrevocable guaranty of the Notes (as defined herein). If the Company shall determine based upon an Opinion of Counsel (as defined herein) that it does not require the Guaranty to avoid being a credit institution within the meaning of the Dutch 1992 Act on the Supervision of Credit Institutions ("Wet toezicht kredietwezen 1992"), CompleTel LLC will be released from all of its obligations under its Guaranty following notice to the Trustee. Immediately following the Offering, the Company, will lend approximately (Euro)78.0 million of the net proceeds of this offering to CompleTel Escrow B.V., a special purpose subsidiary of the Company. In accordance with a pledge agreement dated the date hereof among CompleTel Escrow B.V., the Company, the Trustee and The Chase Manhattan Bank, as Escrow Agent (the "Escrow Agent") (the "Pledge Agreement"). CompleTel Escrow B.V. will use the funds lent to it by the Company to purchase securities and pledge them to the Trustee for the benefit of the Holders (as defined herein) of the Notes. The scheduled interest and principal payments on such pledged securities shall be equal to or exceed the amount needed to pay the first six scheduled interest payments (excluding Additional Amounts (as defined herein) and Special Interest (as defined herein) due on the Notes. The Company may issue Notes from time to time after the Issue Date under this Indenture in aggregate principal amount not to exceed (Euro)100,000,000 in addition to any Exchange Notes that may be issued pursuant to the terms hereof.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                     AND THIS INDENTURE FURTHER WITNESSETH

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                  ARTICLE ONE


                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  Definitions.
                         -----------

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

          "Additional Amounts" has the meaning provided in Section 4.20.

          "Adjusted Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income,

          (1)  Consolidated Interest Expense,

          (2) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets),

          (3)  depreciation expense,

          (4)  amortization expense,

          (5) unrealized foreign currency losses (or minus unrealized foreign currency gains),

          (6) all other non-cash expenses reducing Adjusted Consolidated Net Income (or minus non-cash income increasing Adjusted Consolidated Net Income), other than, in each case, items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made,

less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in conformity with GAAP.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and the Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (x) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of the Restricted Subsidiaries by such Person during such period and (y) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person; (ii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary out of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; provided that solely for the purposes of calculating the Consolidated Leverage Ratio, any determination as to the exclusion of net income of a Restricted Subsidiary pursuant to this clause (ii) shall not give effect to any restrictions on the declaration or payment of dividends or other distributions which are permitted pursuant to clause (vi) of the second paragraph under Section 4.05; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iv) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of the Restricted Subsidiaries; (v) all extraordinary gains and extraordinary losses (on an after-tax basis); (vi) any compensation expense paid or payable solely with Capital Stock (other than Disqualified Stock) of the Company or any non-cash compensation expense allocated to the Company by the Parent in the form of a non-cash capital contribution in the equivalent amount of such non-cash compensation expense; and (vii) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period commencing prior to the date of combination.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Principal Paying Agent, authenticating agent or co-Registrar.

          "Agent Members" has the meaning provided in Section 2.07(a).

          "Approved Jurisdiction" means any state of the United States or the District of Columbia, The Netherlands or any other Member State (as defined in the Maastricht Treaty) of the European Community in respect of which the Company delivers an Opinion of Counsel to the effect that the laws of such jurisdiction will not adversely affect the Holders of the Notes.

          "Asset Acquisition" means (i) an Investment by the Company or any of the Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of the Restricted Subsidiaries or (ii) an acquisition by the Company or any of the Restricted Subsidiaries of the property and assets of any Person other than the Company or any of the Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person or which is otherwise outside of the ordinary course of business.

          "Asset Disposition" means the sale or other disposition by the Company or any of the Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of the Restricted Subsidiaries or (iii) its assets outside of the ordinary course of business.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of the Restricted Subsidiaries to any Person other than the Company or any of the Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of the Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of the Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.04, (c) sales, liquidation or other disposition of Temporary Cash Investments, (d) any transfer of properties and assets that is governed by the provisions described in Section 5 of this Indenture, (e) sales or other dispositions of damaged, worn out or other obsolete assets or property in the ordinary course of business, or (f) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of (Euro)2.5 million (or, to the extent non-euro denominated, the Euro Equivalent thereof) in any transaction or series of related transactions.

          "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Board of Directors" means the supervisory board of the Company or any committee of such board duly authorized to act under this Indenture.

          "Business Day" means any day except: (i) Saturday, Sunday or other day on which commercial banks in The City of New York, London, England or the city of the Corporate Trust Office are authorized by law to close or (ii) a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System does not operate.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether outstanding on the Issue Date or issued thereafter, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

          "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

          "Change of Control" means such time (i) as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a person or group controlled exclusively by the Equity Investors, becomes the ultimate "beneficial owner" (as defined in Rules l3d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders on such date; or (ii) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount that could be paid by the Company as a Restricted Payment under this Indenture and (b) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than a person or group controlled exclusively by the Equity Investors, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable and is the beneficial owner of a greater percentage of such Voting Stock than the Equity Investors; or (iii) during any period of two consecutive years, individuals who on the Issue Date constitute the Board of Direc-tors (together with any thereafter elected directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

          "Clearstream" means Clearstream Banking, Luxemburg, societe anonyme, formerly Cedelbank.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such person's common equity whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common equity.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

          "Company Order" means a written request or order signed in the name of the Company (i) by a Managing Director of the Company or (ii) by two authorized signatories (by virtue of a power of attorney or other similar instrument) and delivered to the Trustee.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements, and Indebtedness that is Guarantied or secured by the Company or any of the Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and the Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (ii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Adjusted Consolidated EBITDA for the then most recent four fiscal quarters (or since inception of the Company, if less than four fiscal quarters) for which financial statements of the Company have been filed with the Commission or provided to the Trustee pursuant to Section
4.18 (such period being the "Four Quarter Period"); provided that, in making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period; (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available; and (D) (i) any Subsidiary of the Company that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during the Reference Period and (ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during the Reference Period.

          "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 450 W.33rd Street, 15th Floor, New York, NY 10001, Attention:
Global Trust Services. For purposes of Section 2.04 and Section 4.02 the Corporate Trust Office of the Trustee is, at the date of this Indenture, located at Trinity Tower, 9 Thomas More Street, London E1 9YT, England, Attention:
Global Trust Services.

          "Cumulative Available Cash Flow" means, as of any date of determination, the positive cumulative Adjusted Consolidated EBITDA realized during the period commencing on the first day of the fiscal quarter which includes the Prior Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 or, if such cumulative Adjusted Consolidated EBITDA for such period is negative, the amount by which cumulative Adjusted Consolidated EBITDA is less than zero.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "Debt Securities" means any bonds, notes, debentures or other similar instruments (excluding, in any event, (i) any Capitalized Lease Obligations and (ii) any notes, bankers' acceptances or other instruments evidencing commercial loans or equipment financing made by, and bills of exchange drawn on, banks, other financial lending institutions or equipment vendors) issued by the Company or by any Restricted Subsidiary (including by means of any Guaranty of the Company or of any Restricted Subsidiary of securities of another Person), whether in a public offering or private placement.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means Euroclear or Clearstream or a person designated as the common depositary by Euroclear or Clearstream.

          "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are reasonably determined by the Company to be no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.12 and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provide that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.12.

          "Equity Investors" means Madison Dearborn Partners, Inc. and LPL Investment Group, Inc., and their respective Affiliates.

          "Escrow Account" has the meaning provided in the Pledge Agreement.

          "Escrow Agent" shall the meaning specified in the recitals to this Indenture.

          "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear system.

          "Euro Equivalent" means, with respect to any monetary amount in a currency other than euros, at any time for the determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date two business days prior to such determination.

          "Euro Currency Country" means a country for which the euro is the lawful currency.

          "Event of Default" has the meaning provided in Section 6.01.

          "Excess Proceeds" has the meaning provided in Section 4.10.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the 14% Senior Notes due 2010 that are issued and exchanged for the Initial Notes after Registration pursuant to the Notes Registration Rights Agreement and this Indenture in substantially the form annexed hereto as Exhibit A, containing the legends in the second and third paragraphs of Section 2.02.

          "Existing Stockholders" means (i) the Equity Investors and (ii) the Parent and its successors, so long as the Equity Investors, in the aggregate, beneficially own a majority of the Voting Stock of any such Person.

          "fair market value" means the price that would be paid in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a board resolution; provided that for purposes of the definition of "Total Incremental Equity," (x) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company exceeds (Euro)11 million (or, to the extent non-euro denominated, the Euro Equivalent thereof), the fair market value of such property shall be determined by an internationally recognized investment banking firm and set forth in its written opinion which shall be delivered to the Trustee.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

          "Global Notes" means a security evidencing all or a portion of the Notes issued to the Depositary or its nominee in accordance with Section 2.01 and bearing the legend in the second and third paragraphs of Section 2.02.

          "Government Securities" means direct and fully guarantied or insured obligations of the United States of America or any agency or instrumentality thereof, the United Kingdom or any Euro Currency Country rated at least "A" by S&P or "A" by Moody's or obligations guarantied by the United States of America or any agency or instrumentality thereof or the United Kingdom or any Euro Currency Country rated at least "A" by S&P or "A" by Moody's.

          "Guarantied Indebtedness" has the meaning provided in Section 4.07.

          "Guarantied Parties" means all the persons who are now or who hereafter become Holders and the Trustee under this Indenture.

          "Guaranty" means any obligation, contingent or otherwise, of any Person directly or indirectly guarantying any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

          "Holder" or "Noteholder" means the registered holder of any Note.

          "IAI Global Notes" has the meaning provided in Section 2.01.

          "Incur" means, with respect to any Indebtedness, to directly or indirectly incur, create, issue, assume, Guaranty or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi), (vii) or (viii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables or accrued liabilities arising in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the principal amount of such Indebtedness, (vii) all indebtedness of other Persons Guarantied by such Person to the extent such Indebtedness is Guarantied by such Person, (viii) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, and (ix) to the extent not otherwise included in this definition, all net obligations of such Person under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or any other applicable taxes.

          "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

          "Initial Notes" means, collectively, (i) the 14% Senior Notes due 2010 issued on the Issue Date and (ii) any 14% Senior Notes due 2010 that are issued under this Indenture subsequent to the Issue Date, prior to Registration and substantially in the form of Exhibit A and containing the Private Placement Legend.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or(7) under the Securities Act.

          "Interest Payment Date" means each semiannual interest payment date on April 15 and October 15 of each year, commencing October 15, 2000.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guaranty or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or the Restricted Subsidiaries) or capital contribution (by means of any transfer of cash or other property (other than Capital Stock which is not Disqualified Stock) to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, de-bentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the fair market value of the Capital Stock (or any other Investment) held by the Company or any of the Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of the Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of the Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

          "Issue Date" means April 13, 2000, the date on which the Notes are originally issued under this Indenture.

          "Leveraged Subsidiary" means any Subsidiary Guarantor that has Incurred Indebtedness (other than Acquired Indebtedness) pursuant to the first paragraph of Section 4.03 and any Refinancings thereof Incurred under clause
(ii) of the second paragraph of Section 4.03 for so long as any such Indebtedness, or any Refinancing thereof, is outstanding.

          "License" means authorization (or renewal thereof) from the applicable federal or national level governmental agency or authority to construct and operate a local switched network providing wireline telecommunications services.

          "Liquidated Damages" has the meaning provided in the Notes Registration Rights Agreement.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

          "Management Services Agreements" means agreements pursuant to which CableTel Management Inc. provides management services to the Company or a Restricted Subsidiary; provided that the maximum fee payable by any Person pursuant to any such agreement does not exceed 105% of the costs, expenses, charges and disbursements allocated to such Person and incurred by CableTel Management Inc. in connection with its performance of such agreement.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and the Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and (b) with respect to any issuance and sale of Capital Stock, the proceeds of such issuance and sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in con-nection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Netherlands Legend" means the legend set forth in the second paragraph of Section 2.02 of this Indenture.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Notes" means, collectively, the Initial Notes and any Exchange Notes to be issued and exchanged for any Notes pursuant to the Notes Registration Rights Agreement and this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

          "Notes Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated April 13, 2000, among the Company and Goldman Sachs International, Paribas, Barclays Bank PLC, Merrill Lynch International and Salomon Smith Barney International Limited and certain permitted assigns specified therein and any other registration rights agreement dated after the date hereof in connection with Initial Notes issued subsequent to the date hereof.

          "Offering" has the meaning set forth in the recitals hereto.

          "Offer to Purchase" means an offer to purchase Notes by the Company (or, in the event of a Change of Control, by a third party) from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Note not tendered will continue to accrue interest (or original issue discount, as the case may be) pursuant to its terms; (iv) that, unless there is a default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest (or original issue discount, as the case may be) on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Principal Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Principal Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and
(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased shall be in a principal amount of
(Euro)1,000, or integral multiples thereof; provided further that the principal amount of any Notes left outstanding will not be less than (Euro)50,000. The Company (or, in the event of a Change of Control, a third party) will also cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemberger Wort). On the Payment Date, the Company shall (i) accept for payment on a pro rata basis as among Holders of Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Principal Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an officers' certificate specifying the Notes or portions thereof accepted for payment by the Company. The Principal Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new
Note issued shall be an integral multiple of (Euro)1,000, principal amount; provided further that the principal amount of each new Note issued will not be less than (Euro)50,000. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Principal Paying Agent for an Offer to Purchase. The Company will comply with Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. The Company (or in the event of a Change of Control, the third party) will also cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

          "Officer" means, with respect to the Company, (i) the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

          "Officer's Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof and delivered to the Trustee.

          "Offshore Global Note" has the meaning provided in Section 2.01.

          "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee (who is an attorney) of or counsel to the Company, as applicable. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e) to the extent required by law.

          "Parent" means CompleTel LLC, a Delaware limited liability company.

          "Pari Passu Debt" means Pari Passu Debt Securities of the Company or of any Subsidiary Guarantor the terms of which require that Net Cash Proceeds be used to permanently reduce (and thereby also reduce commitments relating to) such Indebtedness.

          "Pari Passu Debt Securities" means any Debt Securities of the Company or any Subsidiary Guarantor which rank pari passu in right of payment with the Notes and any Subsidiary Guaranties, as applicable.

          "Pari Passu Pro Rata Share" means a fraction (i) the numerator of which is the aggregate principal amount of Pari Passu Debt outstanding on the date Net Cash Proceeds are received and (ii) the denominator of which is the sum of (x) the aggregate principal amount of Notes outstanding on such date and (y) the aggregate principal amount of any Pari Passu Debt on such date.

          "Payment Date" has the meaning specified in the definition of "Offer to Purchase."

          "Permitted Investment" means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such Person is primarily engaged in a Telecommunications Business; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; (v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits; (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or any Restricted Subsidiary, as the case may be, against fluctuations in interest rates or foreign currency exchange rates; and (vii) loans or advances to officers or employees of the Company or any Restricted Subsidiary that do not in the aggregate exceed (Euro)5 million (or, to the extent non-euro denominated, the Euro Equivalent thereof) at any time outstanding.

          "Person" means an individual, a corporation, a partnership, a limited liability company, a closed company with limited liability, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Physical Notes" means Notes in the form of permanent certificated notes in registered form, substantially in the form annexed hereto as Exhibit A.

          "Pledge Agreement" shall have the meaning specified in the recitals of this Indenture together with any other pledge agreement executed after the date hereof pursuant to Section 4.21 of this Indenture.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock.

          "Principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

          "Principal Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Principal Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Principal Paying Agent" includes any additional Principal Paying Agent.

          "Prior Issue Date" means February 16, 1999, the issue date of the Company's 14% senior discount notes due 2009.

          "Private Placement Legend" means the legend set forth on the Initial Notes in the form set forth in the first paragraph of Section 2.02.

          "Public Equity Offering" means (a) an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act or (b) pursuant to a prospectus prepared in connection with the listing of shares of Common Stock covered thereby on the Paris Bourse, and (c) pursuant to a dispensation of the Dutch Securities Board ("Stichting Toezicht Effectenverkeer").

          A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of (a) an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act or (b) pursuant to a prospectus prepared in connection with the listing of shares of Common Stock covered thereby on the Paris Bourse.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Redemption Date," when used with respect to any note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

          "Refinancing" means any refinancing (whether by amendment, renewal, extension, refunding or defeasance) of outstanding Indebtedness of the Company and/or of any Restricted Subsidiary.

          "Refinancing Indebtedness" means (i) Indebtedness of the Company to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension, refunding or defeasance) Indebtedness of the Company or any of the Restricted Subsidiaries, in each such event, Incurred or otherwise permitted under the first paragraph of Section 4.03 or clause (vi) of the second paragraph of Section 4.03 and (ii) Indebtedness of any Restricted Subsidiary to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension, refunding or defeasance) Indebtedness of a Restricted Subsidiary, in each such event, incurred or otherwise permitted under the first paragraph of Section 4.03 or clause (iv)(A) of the second paragraph of such Section or otherwise outstanding on the Issue Date; provided that for all purposes of this definition (a) the principal amount of Refinancing Indebtedness incurred pursuant to this definition (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accreted value of such Indebtedness) shall not exceed the principal amount or accreted value, as the case may be, of the Indebtedness refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of reasonable expenses in connection therewith, (b) such Refinancing Indebtedness (x) shall have no scheduled principal payment prior to the final maturity of the Indebtedness being refinanced and (y) shall have an Average Life equal to or greater than the shorter of (1) the Average Life of the Indebtedness refinanced or (2) the remaining Average Life of the Notes and (c) if the Indebtedness to be refinanced is Subordinated Indebtedness, the Indebtedness to be incurred pursuant to this definition shall also be Subordinated Indebtedness of the person whose Indebtedness is to be refinanced on terms no less favorable in any material respect to the Holders of the Notes than the Indebtedness being refinanced.

          "Registrar" has the meaning provided in Section 2.04.

          "Registration" means, collectively, the Exchange Registration and the Shelf Registration (each as defined in the Notes Registration Rights Agreement).

          "Registration Statement" means the Exchange Registration Statement or Shelf Registration Statement as defined and described in the Notes Registration Rights Agreement.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Replacement Assets" means property or assets (other than current assets) of a nature or type or that are used or useful in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and the Restricted Subsidiaries existing on the date such Replacement Assets are acquired (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution).

          "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning provided in Section 4.04.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" has the meaning provided in Section 2.04.

          "Senior Credit Facility" means any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) and/or vendor financing facility entered into principally with commercial banks and/or other financial institutions typically party to commercial loan or vendor financing agreements.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Notes Registration Rights Agreement.

          "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Special Interest" means Special Interest as defined in the Notes Registration Rights Agreement.

          "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which the Notes first become due and payable after an Event of Default.

          "S&P" means Standard & Poor's Ratings Services and its successors.

          "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Subordinated Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary which is expressly subordinated in right of payment in any manner to any other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

          "Subsidiary" means, with respect to any Person (i) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person directly or indirectly has more than 50% of the outstanding partnership or similar equity interests and has the power by virtue of such ownership to direct or cause the policies, management and affairs thereof.

          "Subsidiary Guarantor" means any issuer of a Subsidiary Guaranty for so long as such Subsidiary Guaranty remains outstanding.

          "Subsidiary Guaranty" means a guaranty of the Notes issued pursuant to
Section 4.07.

          "Taxes" has the meaning provided in Section 4.20.

          "Telecommunications Business" means the development, ownership or operation of one or more telephone, telecommunications, Internet or information systems or the provision of telephony, telecommunication, Internet or information services and any related, ancillary or complementary business.

          "Temporary Cash Investment" means any of the following: (i) Government Securities with a term of not more than one year; provided that money borrowed and set aside at the time of Incurrence of Indebtedness in order to prefund the payment of interest on such Indebtedness may be invested in Government Securities with a term in excess of one year but in no event with a term in excess of the period for which interest has been prefunded with respect to such Indebtedness, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, the United Kingdom or any Euro Currency Country and which bank or trust company has capital, surplus and undivided profits aggregating in excess of (Euro)250 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" by S&P or "A" by Moody's (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any state thereof, the United Kingdom or any Euro Currency Country, with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guarantied by any state, commonwealth or territory of the United States of America, the United Kingdom or any Euro Currency Country, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa- 77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

          "Total Incremental Equity" means, at any time of determination, the sum of, without duplication, (i) the aggregate Net Cash Proceeds and fair market value of property (determined as of the date of receipt of such property) received by the Company from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) subsequent to the Prior Issue Date, other than to a

Subsidiary of the Company, plus (ii) the aggregate cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment (in whole or in part) of any Investment that is or was made after the Prior Issue Date and that constitutes a Restricted Payment that has been deducted from Total Incremental Equity pursuant to clause (iii) below in an amount equal to the lesser of (a) the return of capital with respect to the applicable portion of such Investment and (b) the cost of the applicable portion of such Investment, in either case, less the cost of the disposition of such Investment, minus (iii) the aggregate amount of all Restricted Payments declared or made on and after the Prior Issue Date (other than a Restricted Payment made pursuant to clause (ii) of the second paragraph of Section 4.04).

          "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guarantied by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of the Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guaranty by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of (Euro)1,000 (or, to the extent non-euro denominated, the Euro Equivalent thereof) or less or (II) such Subsidiary has assets greater than
(Euro)1,000 (or, to the extent
non-euro denominated, the Euro Equivalent thereof), such designation would be permitted under Section 4.04; (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04; and (D) except in the case of an Investment made pursuant to clause (vi) of the second paragraph of Section 4.04 immediately after giving effect to such designation, the Company would be able to Incur
(Euro)1.00 of Indebtedness under Section 4.03. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided further that (i) no Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Global Note" has the meaning provided in Section 2.01.

          "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.
                         -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture notes" means the Notes;

          "indenture note holder" means a Holder or a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03.  Rules of Construction.  Unless the context otherwise
                         ---------------------
requires:

             (i) a term has the meaning assigned to it;

             (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

             (iii)  "or" is not exclusive;

             (iv) words in the singular include the plural, and words in the plural include the singular;

             (v) provisions apply to successive events and transactions;

             (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

             (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01;

             (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

             (ix) all references to "(Euro)," "euro" or money refer to the lawful currency of a Euro Currency Country, unless the content expressly contemplates otherwise.

                                  ARTICLE TWO


                                   THE NOTES

          SECTION 2.01.  Form and Dating.  The Notes and the Trustee's
                         ---------------
certificate of authentication thereof shall be sub-stantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, any Subsidiary Guarantor, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Initial Notes offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (collectively, the "U.S. Global Notes"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes in registered form substantially in the form set forth in Exhibit A (collectively, the "Offshore Global Notes") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold in reliance on Regulation D to Institutional Accredited Investors under the Securities Act shall be issued in the form of one or more Global Notes in registered form in substantially the form set forth in Exhibit A (the "IAI Global Notes"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee, as hereinafter provided. The aggregate principal amount of the IAI Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Upon consummation of the Registration, the Exchange Notes shall be issued in the form of Global Notes, substantially in the form annexed hereto as Exhibit A.

          The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to interests in the Global Notes that are held by the participants through Euroclear or Clearstream.

          SECTION 2.02.  Restrictive Legends.  Unless and until an Initial
                         -------------------
Note is exchanged for an Exchange Note or sold in connection with an effective Registration pursuant to the Notes Registration Rights Agreement, such Initial Note shall bear the following legend on the face thereof:

     THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED

     INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR BENEFIT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

          The Notes (including the Initial Notes and the Exchange Notes) shall bear the following legend on the face thereof:

     THIS SECURITY MAY ONLY BE ISSUED IN MINIMUM DENOMINATIONS OF (Euro)50,000 PRINCIPAL AMOUNT AND IN EXCESS OF (Euro)50,000 PRINCIPAL AMOUNT IN INCREMENTS OF (Euro)1,000 PRINCIPAL AMOUNT.

          Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     THIS SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLA-

     TION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          SECTION 2.03.  Execution, Authentication and Denominations.  The
                         -------------------------------------------
Notes shall be executed by two Officers or two authorized signatories as identified in an Officer's Certificate satisfactory to the Trustee (pursuant to a power of attorney or other similar instrument) or one Officer and one authorized signatory as identified in an Officer's Certificate satisfactory to the Trustee (pursuant to power of attorney or other similar instrument) of the Company. The signature of any of such officers (or authorized signatories) on the Notes shall be by manual signature in the name and on behalf of the Company.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall, upon receipt of a Company Order, authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed (Euro)200,000,000, (ii) Initial Notes for original issue after the Issue Date in the aggregate principal amount not to exceed (Euro)100,000,000 and (iii) Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes in accordance with the Notes Registration Rights Agreement and; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed (Euro)300,000,000, except as set forth in Section 2.09.

          The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Notes shall be issuable only in registered form without coupons and only in minimum denominations of (Euro)50,000 in principal amount and any integral multiples of (Euro)1,000 in excess thereof.

          SECTION 2.04.  Registrar and Principal Paying Agent.  The Company
                         ------------------------------------
shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Principal Paying Agent") and offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York, London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange require, in Luxembourg. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Principal Paying Agents.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Principal Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Principal Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Principal Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Principal Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

          SECTION 2.05.  Principal Paying Agent To Hold Money in Trust.  Not
                         ---------------------------------------------
later than 9:00 a.m. (New York time) the day before each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Principal Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due on the Business Day which falls one day prior to the due date for the payment under the Notes. The Company shall require each Principal Paying Agent other than the Trustee to agree in writing that such Principal Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Principal Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Principal Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Principal Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Principal Paying Agent, require such Principal Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Principal Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Principal Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

          SECTION 2.06.  Transfer and Exchange.  The Notes are issuable only
                         ---------------------
in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          Subject to the provisions of 2.07 and 2.08, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes or other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Initial Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Initial Notes that are exchanged for Exchange Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 2.07.  Book-Entry Provisions for Global Notes.  (a)  The
                         --------------------------------------
Global Notes shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) prior to the Registration bear legends as set forth in the second paragraph of Section 2.02.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor clearing agency is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Notes.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Notes an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the Private Placement Legend and the Netherlands Legend.

          (f) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Mem-bers, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.08.  Registration of Transfers and exchanges.
                         ---------------------------------------

          (a)  Transfer and Exchange of Physical Notes.  When Physical Notes are
               ---------------------------------------
presented to the Registrar with a request:

             (i) to register the transfer of the Notes; or

             (ii) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.08 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

          (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (II) in the case of Initial Notes, such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

          (A) if such Physical Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit B hereto); or

          (B) if such Physical Note is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit B hereto); or

          (C) if such Physical Note is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit C hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (D) if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E) if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit B hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (F) if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit B hereto) and an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b)  Restrictions on Transfer of a Physical Note for a Beneficial
               ------------------------------------------------------------
Interest in a Global Note.  A Physical Note may not be exchanged for a
-------------------------
beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

     (A) in the case of Initial Notes, certification, substantially in the form of Exhibit B hereto, that such Physical Note is being transferred (I) to a QIB, (II) to an Institutional Accredited Investor or (III) in an offshore transaction in reliance on Regulation S and, with respect to
          (II) or (III), an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

     (B) written instructions directing the Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar shall cancel such Physical Note and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by QIBs, Institutional Accredited Investors or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.03, authenticate such a Global Note in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Notes.  The transfer and exchange
               -------------------------------------
of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note, an IAI Global Note or Offshore Global Note, as the case may be, to another type of Global Note, (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.03, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.03, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (d)  Restrictions on Transfer of a Beneficial Interest in a Global
               -------------------------------------------------------------
Note to Another Global Note.  A beneficial interest in one Global Note may not
---------------------------
be exchanged for a beneficial interest in another Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of written instructions, or such other instructions as are customary for the Depositary in accordance with the customary procedures at the Depositary, from or on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Initial Notes, the following additional information and documents: a certification, substantially in the form of Exhibit B hereto, that such transfer is (I) to a QIB, (II) in reliance on Regulation S or (III) to an Institutional Accredited Investor and, with respect to (II) and (III), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; then the Registrar shall reflect the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer in accordance with its customary procedures and the procedures of the Depositary. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.03, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

          (e)  Restrictions on Transfer and Exchange of Global Notes.
               -----------------------------------------------------
Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f)  Private Placement Legend.  Upon the transfer, exchange or
               ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar, shall deliver only Notes that bear the Private Placement Legend unless either (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration).

          (g)  General.  By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture, the Private Placement Legend and the Netherlands Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 2.09.  Replacement Notes.  If a mutilated Note is
                         -----------------
surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and amount and bearing a number not contemporaneously outstanding; provided that the requirements of this
Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such
Note instead of issuing a new Note in replacement thereof.

          Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          SECTION 2.10.  Outstanding Notes.  Notes outstanding at any time are
                         -----------------
all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

          If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Principal Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

          A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          SECTION 2.11.  Temporary Notes.  Until definitive Notes are ready
                         ---------------
for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary

Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.12.  Cancellation.  The Company at any time may deliver to
                         ------------
the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Principal Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its normal procedure.

          SECTION 2.13.  CUSIP Numbers.  The Company in issuing the Notes may
                         -------------
use "CUSIP," "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP," "CINS" or "ISIN" numbers.

          SECTION 2.14.  Defaulted Interest.  If the Company defaults on a
                         ------------------
payment of interest on the Notes, it shall pay, or shall deposit with the Principal Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to a Responsible Officer of the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                 ARTICLE THREE


                                   REDEMPTION

          SECTION 3.01.  Optional Redemption.  (a)  The Notes may be redeemed,
                         -------------------
at the Company's option, in whole or in part, at any time or from time to time, on or after April 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at the Redemption Prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

Year                                                     Redemption Price
----                                                     ----------------
2005                                                          107.000%
2006                                                          104.667%
2007                                                          102.333%
2008 and thereafter                                           100.000%

          (b) In addition, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at any time on or prior to April 15, 2003, the Company may redeem up to 35% of the principal amount of the Notes originally issued with the proceeds of one or more Public Equity offerings following which there is a Public Market, at the Company's option, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 114.00% plus accrued and unpaid interest, if any, to the Redemption Date; provided that (i) at least 65% of the aggregate principal amount of Notes remains outstanding after each such redemption and (ii) the Company mails the notice of redemption required by this paragraph (b) of this Section 3.01 within 60 days of the receipt of the Public Equity Offering proceeds to be so applied.

          (c) If as a result of any change in or amendment to any laws or regulations or official interpretations or applications thereof which is announced and becomes effective after the Issue Date, in making any payment due or to become due under the Notes or this Indenture, the Company or any Subsidiary Guarantor is or would be required on the next succeeding Interest Payment Date to pay any Additional Amounts and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or any Subsidiary

Guarantor (which shall not include any adverse modification of the terms of this Indenture or the Notes), the Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Security Register, at any time prior to the second succeeding Interest Payment Date following such change or amendment at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Redemption Date; provided the Company or any such Subsidiary Guarantor will also pay to Holders of the Notes on the Redemption Date any Additional Amounts which are then payable.

          SECTION 3.02.  Notices to Trustee.  If the Company elects to redeem
                         ------------------
Notes pursuant to Section 3.01(a), Section 3.01(b) or Section 3.01(c), it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03.  Selection of Notes To Be Redeemed.  In the case of
                         ---------------------------------
any partial redemption pursuant to Section 3.01(a) or Section 3.01(b), selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the Luxembourg Stock Exchange, if the Notes are so listed, and principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or the Luxembourg Stock Exchange, pro rata, or by lot; provided that any partial redemption pursuant to Section 3.01(b) shall only be selected pro rata as among the applicable Holders; provided further that no Note of (Euro)1,000, in principal amount or less shall be redeemed in part; provided further that the principal amount of any Notes left outstanding will not be less than
(Euro)50,000. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

          SECTION 3.04.  Notice of Redemption.  With respect to any redemption
                         --------------------
of Notes pursuant to Section 3.01(a), Section 3.01(b) or Section 3.01(c), at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose

Notes are to be redeemed. The Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

          The notice shall identify the Notes to be redeemed and shall state:

             (i)    the Redemption Date;

             (ii)   the Redemption Price;

             (iii)  the name and address of the Principal Paying Agent;

             (iv) that Notes called for redemption must be surrendered to the Principal Paying Agent in order to collect the Redemption Price;

             (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Principal Paying Agent;

             (vi) that, in the case of a redemption pursuant to section 3.01(a) or Section 3.01(b), if any Note is being redeemed in part, the portion of the principal amount (equal to (Euro)1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof with a minimum denomination of (Euro)50,000 will be reissued; and

             (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

          At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 30 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 3.05.  Effect of Notice of Redemption.  Once notice of
                         ------------------------------
redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Principal Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

          SECTION 3.06.  Deposit of Redemption Price.  Prior to any Redemption
                         ---------------------------
Date, the Company shall deposit with the Principal Paying Agent (or, if the Company is acting as its own Principal Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.07.  Payment of Notes Called for Redemption.  If notice of
                         --------------------------------------
redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          SECTION 3.08.  Notes Redeemed in Part.  Upon surrender of any Note
                         ----------------------
that is redeemed in part, the Company shall execute and the Trustee, upon the Company's written request in the form of an Company Order, shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note, which shall not, in any event be less than (Euro)50,000 principal amount.


                                  ARTICLE FOUR


                                   COVENANTS

          SECTION 4.01.  Payment of Notes.  The Company shall pay the
                         ----------------
principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Principal Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Principal Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Principal Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon a bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Principal Paying Agent and conversion agent, if any, for the Notes.

          The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum then borne upon the Notes.

          SECTION 4.02.  Maintenance of Office or Agency.  The Company will
                         -------------------------------
maintain in the Borough of Manhattan, The City of New York and in London, England, and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange require, in Luxembourg, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, London, England and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, in Luxembourg, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates (i) the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.04, (ii) the Corporate Trust Office of the Trustee's London affiliate, located in London, England, as such office of the Company in accordance with Section 2.04 and (iii) Banque Internationale a Luxemboug S.A., as its office or agency in Luxembourg for such purposes.

          SECTION 4.03.  Limitation on Indebtedness.  The Company will not,
                         --------------------------
and will not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (other than Indebtedness existing on the Prior Issue Date); provided that the Company and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), and any Restricted Subsidiary may incur Acquired Indebtedness, if, in either case, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than or equal to 6.0 to 1.0.

          Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

             (i) Indebtedness (A) of any Restricted Subsidiary owed to the Company evidenced by a promissory note or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; provided that, in the case of clause (B) above, any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or, in the case of clause
     (A) and (B) above, any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (i);

             (ii)  Refinancing Indebtedness;

             (iii) Indebtedness of the Company or any Restricted Subsidiary (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed to provide protection against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guaranties or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guaranties of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

             (iv) Indebtedness represented by (A) Guaranties of the Notes, and
     (B) Guaranties by any Restricted Subsidiary of Indebtedness of the Company otherwise permitted under this covenant, provided any Guaranty permitted by this clause (B) is permitted by and made in accordance Section 4.07;

             (v) Indebtedness of the Company (provided that any such Indebtedness constituting Debt Securities does not mature as to principal or become mandatorily redeemable prior to the Stated Maturity of the Notes) or Indebtedness (other than Debt Securities) of any Restricted Subsidiary Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Leases and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets of such Person so acquired and to the extent of the fair market value of the acquisition of the Capital Stock of a Restricted Subsidiary that owns all or part of such equipment, inventory or assets from a person other than the Company or any Re-stricted Subsidiary) by the Company or a Restricted Subsidiary after the Prior Issue Date for application or use in a Telecommunications Business and any costs for initial services provided in connection with the foregoing or to provide, as applicable, for the initial operation of such equipment or assets in an aggregate principal amount not to exceed
     (Euro)250 million (or, to the extent non-euro denominated, the Euro Equivalent thereof) at any one time outstanding;

             (vi) Indebtedness of the Company such that, after giving effect to the Incurrence thereof, the total aggregate principal amount of Indebtedness Incurred under this clause (vi) and any Refinancings thereof otherwise Incurred in compliance with this Indenture would not exceed 200% of Total Incremental Equity;

             (vii) Indebtedness of the Company and its Restricted Subsidiaries incurred under one or more Senior Credit Facilities in an aggregate principal amount not to exceed (Euro)300 million (or, to the extent non-euro denominated, the Euro Equivalent thereof) at any time outstanding; and

             (viii) Indebtedness (in addition to Indebtedness permitted under clauses (i) through (vii) above) outstanding at any time in an aggregate principal amount not to exceed (Euro)30 million (or, to the extent non-euro denominated, the Euro Equivalent thereof).

          Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

          For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

          The issuance of the Notes shall be deemed to be an Incurrence of Indebtedness on the date of issuance and is subject to compliance with this
Section 4.03.

          SECTION 4.04.  Limitation on Restricted Payments.  The Company will
                         ---------------------------------
not, and will not permit any Restricted Subsidiary to, directly or indirectly,

             (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) pro rata dividends or distributions or other payments on Common Stock of Restricted Subsidiaries held by Persons other than the Company or any of the Restricted Subsidiaries and (z) dividends, distributions or other payments to the Company or any Restricted Subsidiary),

             (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of (A) the Company or an Unrestricted Subsidiary held by any Person or (B) a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company (other than a purchase, redemption, retirement or other acquisition that is a Permitted Investment in a Restricted Subsidiary),

             (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value prior to any scheduled mandatory payment date, of Subordinated Indebtedness, or

             (iv) make any Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

     (A)  a Default shall have occurred and be continuing,

     (B) the Company could not Incur at least (Euro)1.00 of Indebtedness under the first paragraph of Section 4.03, or

     (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Prior Issue Date shall exceed the sum of (1) the amount of (x) Cumulative Available Cash Flow determined at the time of such Restricted Payment less (y) 150% of the Cumulative Consolidated Interest Expense determined for the period commencing on the first day of the fiscal quarter which includes the Prior Issue Date and ending on the last day of the last fiscal quarter preceding the

          Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 plus
          (2) the aggregate Net Cash Proceeds received by the Company after the Prior Issue Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Prior Issue Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, plus (3) an amount equal to the net reduction in Investments constituting Restricted Payments resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment less the cost of the disposition of such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of such Investment, minus (4) 50% of the then outstanding principal amount of any Indebtedness Incurred pursuant to clause (vi) of the second paragraph of Section 4.03 and any Refinancings thereof (regardless of any subsequent reclassification of any such Indebtedness).

          The foregoing provision shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the foregoing paragraph; (ii) so long as no Default shall have occurred and be continuing, the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness including premium, if any, and accrued and unpaid interest, with the amount of the proceeds of, or in exchange for, Indebtedness Incurred under clause (ii) of the second paragraph of Section 4.03; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Subsidiary of the Company in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company; (iv) so long as no Default shall have occurred and be continuing, the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Indebtedness in exchange for, or out of the proceeds of a capital con-tribution or a substantially concurrent offering of, the Capital Stock (other than Disqualified Stock) of the Company; (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) so long as no Default shall have occurred and be continuing, any Investment in any Person primarily engaged in a Telecommunications Business on the date of such Investment; provided that after giving effect to the proposed Investment, the aggregate amount of Investments made pursuant to this clause (vi) does not then exceed the sum of (a) (Euro)25 million (or, to the extent non-euro denominated, the Euro Equivalent thereof) plus (b) the amount then available for the making of Restricted Payments pursuant to clause (C) of the preceding paragraph; or
(vii) (A) dividends or distributions to Parent in respect of the purchase, redemption, retirement or other acquisition for value of Capital Stock of Parent held by managers, directors, employees or officers, or former managers, directors, employees or officers, of Parent, CableTel Management, Inc. the Company or a Wholly Owned Subsidiary (or their estates or beneficiaries under their estates), upon the death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such Capital Stock was issued; and (B) payments of amounts required for any repurchase, redemption or other acquisition or retirement for value of any Capital Stock owned by any supervisory board member, management board member, officer, director, or employee of the Company or any Restricted Subsidiary upon the death, disability, retirement or termination of employment from the Company or such Restricted Subsidiary; provided that in the case of (A) and (B) the aggregate dividends or distributions and price paid for such repurchase, redemption, retirement or acquisition of Capital Stock will not exceed (Euro)6 million (or, to the extent non euro-denominated, the Euro Equivalent thereof) in any calendar year in the aggregate unless such repurchases are made with the proceeds of insurance policies and the Capital Stock is purchased from the executors, administrators, testamentary trustees, heirs, legatees or beneficiaries).

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof) and the proceeds from any capital contribution or any issuance of Capital Stock referred to in clauses (iii) and (iv) thereof shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments.

          SECTION 4.05.  Limitation on Dividend and Other Payment Restrictions
                         -----------------------------------------------------
Affecting Restricted Subsidiaries.  The Company will not, and will not permit
---------------------------------
any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date or any other agreements in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the Company reasonably determines the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that the Company reasonably determines do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;
(v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or (ii) the Company determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes and (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith). Nothing contained in this Section
4.05 shall prevent the Company or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Company or any Restricted Subsidiary that secure Indebtedness of the Company or any such Restricted Subsidiary or from entering into any agreement that contains customary net worth, leverage, invested capital and other financial covenants, customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with Affiliates, and customary subordination provisions governing Indebtedness owed to the Company or any Restricted Subsidiary.

          SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock of
                         -------------------------------------------------------
Restricted Subsidiaries.  The Company will not sell, and will not permit any
-----------------------
Restricted Subsidiary, directly or indirectly, to issue or sell, any Capital Stock of a Restricted Subsidiary except (i) to the Company or a Restricted Subsidiary; (ii) issuances of director's qualifying shares or issuances of Capital Stock to nationals of the jurisdiction of organization of a Restricted Subsidiary, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; or
(iv) issuances or sales of Common Stock of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies an amount equal to the Net Cash Proceeds, if any, of any such sale in accordance with clause (A), (B) or (C) of Section 4.10.

          SECTION 4.07.  Limitation on Issuances of Guaranties and Incurrence of
                         -------------------------------------------------------
Certain Indebtedness by Restricted Subsidiaries.  The Company will not permit
-----------------------------------------------
any Restricted Subsidiary, directly or indirectly, to (i) Guaranty any Subordinated Indebtedness or Debt Securities of the Company or (ii) Incur any Indebtedness under or in respect of Debt Securities or Subordinated Indebtedness under clauses (ii), (v) or (viii) of the second paragraph of Section 4.03 ("Guarantied Indebtedness"), unless (A)(1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guaranty of payment of the Notes by such Restricted Subsidiary on the terms set forth in Exhibit E attached hereto and (2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guaranty; or (B)(1) such Guarantied Indebtedness constitutes Indebtedness of the Company for which money is borrowed and set aside at the time of the Incurrence of such Indebtedness in order to prefund the payment of interest on such Indebtedness and is on-lend from the Company to the applicable Restricted Subsidiary, (2) the applicable Restricted Subsidiary has no assets (other than assets of a de minimis nature) other than the on-lend funds referred to in clause (1) above (or Government Securities purchased with such funds), and (3) the on-lend funds referred to in clause (1) above (or Government Securities purchased with such funds) secure the performance of the Company's obligations with respect to such Guarantied Indebtedness; provided that this paragraph shall not be applicable to any Guaranty of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. Any such supplemental indenture shall supplement this Indenture by, among other things, creating an Article Twelve applicable to such Subsidiary Guarantor and any other Subsidiary Guarantors in the form set forth in Exhibit E hereto and, in connection with the execution and delivery of the supplemental indenture, such Subsidiary Guarantor shall execute and deliver a Subsidiary Guaranty substantially in the form of Exhibit F hereto and, at the time of entering into such supplemental indenture, such Subsidiary Guarantor shall have furnished to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, to the effect that such supplemental indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Subsidiary Guarantor and the Company, subject to exceptions and qualifications as are customary for transactions of such nature. Such Article Twelve shall not become effective until the provisions of Section 12.03 of such Article Twelve have been complied with and will be subject to release under the conditions described in Section
12.05 of such Article Twelve.

          If a Restricted Subsidiary shall issue a Guaranty with respect to the Notes pursuant to clause (A)(1) above, which Guarantied Indebtedness is (A) not Subordinated Indebted-ness, then the Guaranty of such Guarantied Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guaranty or (B) Subordinated Indebtedness, then the Guaranty of such Guarantied Indebtedness shall be subordinated to the Subsidiary Guaranty at least to the extent that the Guarantied Indebtedness is subordinated to the Notes.

          SECTION 4.08.  Limitation on Transactions with Shareholders and
                         ------------------------------------------------
Affiliates.  The Company will not, and will not permit any Restricted
----------
Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

          The foregoing limitation does not limit and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors as being on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of an internationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and the entering into indemnification or similar arrangements with respect to officers and directors of the Company in their capacities as such;
(iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) any transaction not prohibited by Section 4.04; (vi) issuances of Capital Stock (other than Disqualified Stock) of the Company; (vii) the payment of fees and expenses pursuant to the Management Services Agreement; and (viii) any transaction or series of related transactions between the Company or a Restricted Subsidiary and any Affiliate thereof in an aggregate amount not to exceed

(Euro)500,000 (or to the extent non-euro denominated the Euro Equivalent thereof) and regarding which an Officer's Certificate is delivered to the Trustee stating that the transaction is fair and reasonable to the Company or any such Restricted Subsidiary and no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a person that is not such a holder or Affiliate. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.08 and not covered by clauses
(ii) through (v) of this paragraph, the aggregate amount of which exceeds
(Euro)11 million (or, to the extent non-euro denominated, the Euro Equivalent thereof) in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

          SECTION 4.09.  Limitation on Liens Securing Certain Indebtedness.
                         -------------------------------------------------
The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness of the Company or any Restricted Subsidiary, unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness, or (y) Pari Passu Debt Securities, unless the Notes are equally and ratably secured with the Liens securing such Pari Passu Debt Securities; provided that any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes. Notwithstanding the foregoing, the Company may incur and allow to exist Liens securing Debt Securities which exclusively consist of Liens on (x) Government Securities purchased at the time such Debt Securities are sold with the proceeds therefrom or (y) cash provided by the sale of such Debt Securities, in either case to the extent that the proceeds used to purchase any such Government Securities or providing any such cash constitute a prefunding of the payment of interest on the Debt Securities Secured thereby and are set aside in an escrow account or similar arrangement to be applied for such purpose.

          SECTION 4.10.  Limitation on Asset Sales.  The Company will not, and
                         -------------------------
will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and
(ii) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments or (b) Replacement Assets. In the event and to the extent that the Company and/or the Restricted Subsidiaries receive Net Cash Proceeds from one or more Asset Sales occurring on or after the Issue Date, then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within 12 months after the date Net Cash Proceeds are so received (A) apply an amount equal to such excess Net Cash Proceeds to repay Indebtedness (other than Pari Passu Debt and Subordinated Indebtedness of the Company or Subordinated Indebtedness of any Subsidiary Guarantor which is subordinated in right of payment to a Subsidiary Guaranty of such Subsidiary Guarantor) of the Company or a Restricted Subsidiary and elect to permanently reduce the commitments thereunder by the amount of such Indebtedness so repaid and/or (B) apply an amount equal to no more than the Pari Passu Pro Rata Share of such Net Cash Proceeds to repay, and permanently reduce any commitments relating to, Pari Passu Debt and/or (C) invest the amount not so applied pursuant to clauses (A) or (B) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets, in other assets and property that the Company determines will be used or useful as part of a Telecommunications Business of the Company or any Restricted Subsidiary, and (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.10. The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds"; provided that, in the case of an Asset Sale by a Restricted Subsidiary of the Company that is not a Wholly Owned Subsidiary, only the Company's and its Restricted Subsidiaries' pro rata portion of such Net Cash Proceeds shall constitute Net Cash Proceeds subject to the provisions of this Section 4.10.

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.10 totals at least (Euro)16.5 million (or, to the extent non-euro denominated, the Euro Equivalent thereof), the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date.

          SECTION 4.11.  Limitation on Status as Investment Company or Credit
                         ----------------------------------------------------
Institution.  The Company will not, and will not permit any of its
-----------
Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or otherwise to become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

          The Company will not, and will not permit any of its Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to become (A) a credit institution ("kredietinstelling") pursuant to the Dutch 1992 Act on the Supervision of the Credit System ("Wet toezicht kredietwezen 1992") or (B) an investment institution ("beleggingsinstelling") pursuant to the Dutch Act on the Supervision of Investment Institutions ("Wet toezicht belleggingsinstellingen").

          SECTION 4.12.  Repurchase of Notes upon a Change of Control.  The
                         --------------------------------------------
Company or a third party must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to the Payment Date.

          SECTION 4.13.  Existence.  Subject to Articles Four and Five of this
                         ---------
Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of the Company and each Restricted Subsidiary in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than CompleTel Escrow B.V., so long as the Pledge Agreement is in effect), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

          SECTION 4.14.  Payment of Taxes and Other Claims.  The Company will
                         ---------------------------------
pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Restricted Subsidi-ary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Company or any such Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          SECTION 4.15.  Maintenance of Properties and Insurance.  The Company
                         ---------------------------------------
will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this
Section 4.15 shall prevent the Company or any such Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

          The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be customary for businesses similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

          SECTION 4.16.  Notice of Defaults.  In the event that the Company
                         ------------------
becomes aware of any Default or Event of Default the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

          SECTION 4.17.  Compliance Certificates.  (a)  The Company shall
                         -----------------------
deliver to the Trustee, within 90 days after the end of the last fiscal quarter of each year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that, to the knowledge of such Officers, the Company has complied with all conditions and covenants under this Indenture and, so long as the Pledge Agreement is in effect, the Pledge Agreement. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture and, so long as the Pledge Agreement is in effect, the Pledge Agreement. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

          (b) So long as (and to the extent) not prohibited by the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section
4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not come to the attention of such accountants in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

          (c) Within 90 days of the end of each of the Company's fiscal years, the Company shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

          SECTION 4.18.  Commission Reports and Reports to Holders.  For so
                         -----------------------------------------
long as the Commission shall accept such reports and whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each Holder, without cost to any Holder, copies of such reports and other information. In addition, at all times prior to the date of the Registration, the Company shall, at its cost, deliver to each Holder of the Notes quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

          SECTION 4.19.  Waiver of Stay, Extension or Usury Laws.  The Company
                         ---------------------------------------
covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.20.  Payment of Additional Amounts.  (a)  All payments
                         -----------------------------
made by the Company and any Subsidiary Guarantor under or with respect to the Notes (including payments in respect of Special Interest, if any) will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest or other liabilities related thereto) imposed or levied by or on behalf of the government of the Netherlands or any political subdivision or taxing authority or agency thereof or therein or any other jurisdiction in which the Company is organized or engaged in business for tax purposes ("Taxes"), unless the Company or any such Subsidiary Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or any such Subsidiary Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes, from any payment made under or with respect to the Notes, the Company or any such Subsidiary Guarantor, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that the foregoing obligation to pay Additional Amounts does not apply to (a) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust or corporation) and the Netherlands or any political subdivision or taxing authority or agency thereof or therein or any other jurisdiction in which the Company is organized or engaged in business for tax purposes (other than the mere receipt of such payment or the ownership or holding outside of the Netherlands or such other jurisdiction of such Note or fulfillment of any certification, identification or other reporting requirements referred to in clause (d) of this Section 4.20(a)); (b) any estate, inheritance, gift, sales, transfer, personal property tax or similar tax, assessment or governmental charge; (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest on such Note or (d) any Taxes that would not have been imposed but for the failure of the holders to satisfy any certification, identification or any other reporting requirement whether imposed by statute, treaty, regulation or administrative practice, provided that the Company has delivered a request to the holders to comply with such requirement at least 30 days prior to the date such compliance is required; nor will Additional Amounts be paid (i) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period), or (ii) with respect to any payment of principal of (or premium, if any, on) or interest on such Note to any Holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note. If the Company conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the Netherlands in a manner which causes Holders to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, "Taxes" shall include taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and the Company's and any Subsidiary Guarantor's obligations to pay Additional Amounts shall apply without regard to whether Holders or beneficial owners have a present or former connection with such Taxing Jurisdiction or any prefecture or territory thereof.

          (b) The foregoing provisions of this Section 4.20 shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.

          (c) The Company or any Subsidiary Guarantor will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or any Subsidiary Guarantor will furnish to the Holders of the Notes, within 30 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company, CompleTel Escrow B.V. or any Subsidiary Guarantor.

          (d) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter, if the Company or any Subsidiary Guarantor, as the case may be, will be obligated to pay Additional Amounts with respect to such payment, the Company or any Subsidiary Guarantor will deliver to the Trustee and the Principal Paying Agent an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee and the Principal Paying Agent to pay such Additional Amounts to Holders of Notes on the payment date. Each Officers' Certificate shall be relied upon until receipt of a further Officers' Certificate addressing such matters. The Company will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

          (e) Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The foregoing obligations relating to Additional Amounts shall survive any termination, defeasance or discharge of this Indenture.

          (f) The Company will not take any voluntary action that results in its obligation to pay Additional Amounts.

          SECTION 4.21.  Escrow Account.  The Company shall, and shall cause
                         --------------
CompleTel Escrow B.V., to enter into the Pledge Agreement and establish the Escrow Account in accordance with the terms of the Pledge Agreement for the benefit of the Holders and the Trustee. In the event that the Company issues additional Initial Notes under this Indenture subsequent to the Issue Date, the Company shall, and shall cause CompleTel Escrow B.V. to, enter into a pledge agreement substantially in the form of the Pledge Agreement executed in the Issue Date in order to cause the amount of euro-denominated Government Securities in the Escrow Account to be increased in such amount as will be sufficient to pay in full all scheduled interest on all of the Notes issued under this Indenture through the last of the First Six Scheduled Interest Payments on the Notes issued on the date hereof and the Company shall cause the transactions contemplated by such pledge agreement to be consummated by the Company and CompleTel Escrow B.V. in accordance with the terms of such pledge agreement.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

          SECTION 5.01.  When Company May Merge, Etc.  The Company shall not
                         ---------------------------
(i) consolidate or combine with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries on a consolidated basis, unless:

             (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of an Approved Jurisdiction and shall ex-pressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture and, so long as the Pledge Agreement is in effect the Pledge Agreement;

             (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

             (iii) the Company delivers to the Trustee an Opinion of Counsel to the effect that the transaction will not result in the surviving entity being required to make any deduction or withholding in amounts greater than that the Company would otherwise be required to make on account of Netherlands taxes, from any payments in respect of the Notes or otherwise which would adversely affect Holders of the Notes from the standpoint of the enforceability of the Notes or this Indenture or service of process against the Company;

             (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least (Euro)1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iv) shall not apply to a consolidation, combination, merger or sale of all or substantially all of the assets of the Company if immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction or to a transaction that is a merger of the Company and one or more of its Wholly Owned Subsidiaries; and

             (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iv) above) and Opinion of Counsel, in each case stating that such consolidation, combination, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided, that clause (iv) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of the Company; and provided fur-ther that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

          SECTION 5.02.  Successor Substituted.  Upon any consolidation or
                         ---------------------
merger, combination or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 of this Indenture, in which the Company or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such consolidation or combination or into which the Company or such Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and, so long as the Pledge Agreement is in effect, the Pledge Agreement with the same effect as if such successor Person had been named as the Company herein; provided that solely for the purposes of computing Cumulative Available Cash Flow and cumulative Consolidated Interest Expense for purposes of clause (C)(1) of the first paragraph of Section 4.04, the Cumulative Available Cash Flow and cumulative Consolidated Interest Expense of any Persons other than the Company and the Restricted Subsidiaries (determined prior to the effective time of such consolidation, merger or transfer of all or substantially all of the assets of the Company) shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

          SECTION 6.01.  Events of Default.  The following events are Events
                         -----------------
of Default under the Notes and this Indenture:

          (a) defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, upon an optional redemption or otherwise;

          (b) defaults in the payment of Additional Amounts or interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, provided that the failure to make any of the first six scheduled interest payments on the Notes in a timely manner will constitute an Event of Default with no grace or cure period;

          (c) defaults in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.10 or Section 4.12;

          (d) defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes, so long as the Pledge Agreement is in effect, or in the Pledge Agreement (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of (Euro)11 million (or, to the extent non-euro denominated the Euro Equivalent thereof) or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of (Euro)11 million (or, to the extent non-euro denominated, the Euro Equivalent thereof) in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed (Euro)11 million (or, to the extent non-euro denominated the Euro Equivalent thereof) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the

     Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

          (i) the Company or CompleTel Escrow B.V. shall, so long as the Pledge Agreement is in effect, assert or acknowledge in writing that the Pledge Agreement is invalid or unenforceable or the Pledge Agreement ceases to give the Trustee the liens, rights, powers, privileges and security interests purported to be created thereby; or

          (j) any material agreement or material License which provides the authority for the Company and/or any Significant Subsidiary to operate the Telecommunications Business it operates on the date hereof in France or Germany shall be revoked (after all due process expressly provided under applicable law with respect to the revocation of any such License) or shall no longer be in effect or shall not be renewed without the obtaining of a replacement.

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         ------------
Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee may or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a decla-ration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. Notwithstanding anything to the contrary in this Indenture, in the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal amount of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

          SECTION 6.04.  Waiver of Past Defaults. Subject to Sections 6.02,
                         -----------------------
6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause
(a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05.  Control by Majority.  The Holders of at least a
                         -------------------
majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising a trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, so long as the Pledge Agreement is in effect, the Pledge Agreement, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

          SECTION 6.06.  Limitation on Suits.  A Holder may not pursue any
                         -------------------
proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

             (i) the Holder gives the Trustee written notice of a continuing Event of Default;

             (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

             (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

             (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

             (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

          For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.07.  Rights of Holders To Receive Payment.
                         ------------------------------------
Notwithstanding any other provision of this Indenture or, so long as the Pledge Agreement is in effect, the Pledge Agreement, the right of any Holder of a Note to receive payment of the principal amount of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         --------------------------
in payment of principal, premium or interest specified in clause (a), (b) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may
                         --------------------------------
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10.  Priorities.  If the Trustee collects any money
                         ----------
pursuant to this Article Six, including, so long as the Pledge Agreement is in effect, such amounts held pursuant to the Pledge Agreement it shall pay out the money in the following order:

          First:  to the Trustee for all amounts due under Section 7.07;

          Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Third: to any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the
                         ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

          SECTION 6.12.  Restoration of Rights and Remedies.  If the Trustee
                         ----------------------------------
or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13.  Rights and Remedies Cumulative.  Except as otherwise
                         ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14.  Delay or Omission Not Waiver.  No delay or omission
                         ----------------------------
of the Trustee or of any Holder to exercise an right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN

                                    TRUSTEE

          SECTION 7.01.  General.  The duties and responsibilities of the
                         -------
Trustee shall be as provided by the TIA and as set forth herein.
Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

          SECTION 7.02.  Certain Rights of Trustee.  Subject to TIA Sections
                         -------------------------
315(a) through (d):

             (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

             (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the certificate or opinion described in Section 11.03 or Section 11.04, as the case may be. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

             (iii) the Trustee may act through attorneys and agents of its selection and the advice of such attorneys and agents shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Trustee shall not be responsible for the misconduct or negligence of any agent appointed with due care;

             (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

             (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power con-ferred upon the Trustee, under this Indenture; provided that the Trustee's conduct does not constitute gross negligence or bad faith;

             (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate or an Opinion of Counsel, or both; and

             (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

             (viii) the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification, or obtained actual knowledge.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee, in its
                         ----------------------------
individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee (i) makes no
                         --------------------
representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

          SECTION 7.05.  Notice of Default.  If any Default or any Event of
                         -----------------
Default occurs and is continuing and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          SECTION 7.06.  Reports by Trustee to Holders.  Within 60 days after
                         -----------------------------
each October 15, beginning with October 15, 2000, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such October 15, if required by TIA Section 313(a).

          SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to
                         --------------------------
the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee in each of its capacities hereunder. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify each of the Trustee, in each of its capacities hereunder, and any predecessor Trustee, in each of its capacities hereunder, for, and hold it harmless against, any and all claim, damage, loss or liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable foreign, federal or state law for the relief of debtors.

          The provisions of this Section 7.07 shall survive the termination of this Indenture.

          SECTION 7.08.  Replacement of Trustee.  A resignation or removal of
                         ----------------------
the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 7.08.

          The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:
(i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may, at the expense of the Company, petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as

Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee
                         --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          SECTION 7.10.  Eligibility.  This Indenture shall always have a
                         -----------
Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

          SECTION 7.11.  Money Held in Trust.  The Trustee shall not be liable
                         -------------------
for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

          SECTION 7.12.  Withholding Taxes.  The Trustee, as agent for the
                         -----------------
Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all withholding taxes applicable thereto as required by law, as directed in writing by the Company. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts, as directed in writing by the Company and timely pay the same to the appropriate authority, as directed in writing by the Company in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due. The Company or the Trustee shall, as promptly as possible after the payment of the taxes described above, deliver to each holder of a Note documentation in form satisfactory to the Company showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

          SECTION 8.01.  Termination of Company's Obligations.  Except as
                         ------------------------------------
otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

             (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

             (ii) (A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or Government Securities sufficient (in the opinion of a nationally recognized firm of independent public accountants, in the United States, expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the
Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

          SECTION 8.02.  Defeasance and Discharge of Indenture.  The Company
                         -------------------------------------
will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 92nd day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes,
(iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 4.02, (v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

     (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to the benefit of the Holders, in and to (1) money in an amount, (2) Government Securities that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, in the United States, expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all foreign, federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to the payment of such principal, premium, if any, and interest with respect to the Notes;

     (B) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

     (C) immediately after giving effect to such deposit on a pro forma basis, no Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 92nd day after such date of deposit;

     (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above accompanied by a ruling to that ef-fect published by the Internal Revenue Service, unless there has been a change in the applicable U.S. federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required, (2) an Opinion of Counsel in the Netherlands and the U.S., as applicable, to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (y) the deposit of the trust funds will not constitute a fraudulent conveyance or preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally under any Netherlands or U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust fund for the ratable benefit of the Holders of the Notes and (z) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the Netherlands or any political subdivision thereof or therein having the power to tax; and

     (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

          Subsequent to the end of such 92nd day period with respect to this
Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D)(1) of this Section 8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

          After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          SECTION 8.03.  Defeasance of Certain Obligations.  The Company may
                         ---------------------------------
omit to comply with any term, provision or condition set forth in clause (iv) under Section 5.01 and Sections 4.03 through 4.10, Section 4.12, and Section 4.20, clause (c) under Section 6.01 with respect to such clause (iv) under
Section 5.01, clause (d) under Section 6.01 and clauses (e) and (f) under
Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

             (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal or premium, if any, and interest, if any, on the Notes, and dedicated solely to the benefit of the Holders, in and to (A) money in an amount, (B) Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to the payment of such principal, premium, if any, and interest with respect to the Notes;

             (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

             (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

             (iv) the Company has delivered to the Trustee an Opinion of Counsel, in the Netherlands and the U.S., as applicable, to the effect that
     (A) the creation of the de-
     feasance trust does not violate the Investment Company Act of 1940, (B) the deposit of the trust funds will not constitute a fraudulent conveyance or preferential transfer under any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally under any Netherlands or U.S. Federal or state law or the laws of any other applicable jurisdiction, and that the Trustee has a perfected security interest in such trust fund for the ratable benefit of the Holders of the Notes, (C) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the Netherlands or any political subdivision thereof or therein having the power to tax; (D) the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

             (v) if the Notes are then listed on a national securities exchange, including the Luxembourg Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

             (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

          SECTION 8.04.  Application of Trust Money.  Subject to Section 8.06,
                         --------------------------
the Trustee or Principal Paying Agent shall hold in trust money or Government Securities deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from Government Securities in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.05.  Repayment to Company.  Subject to Sections 7.07,
                         --------------------
8.01, 8.02 and 8.03, the Trustee and the Principal Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Principal Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or in-terest that remains unclaimed for two years; provided that the Trustee or such Principal Paying Agent before being required to make any payment shall cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York and the Trustee or such Principal Paying Agent will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Principal Paying Agent with respect to such money shall cease.

          SECTION 8.06.  Reinstatement.  If the Trustee or Principal Paying
                         -------------
Agent is unable to apply any money or Government Securities in accordance with
Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Principal Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Principal Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01.  Without Consent of Holders.  The Company, when
                         --------------------------
authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

          (1) to cure any ambiguity, omission defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

          (2)  to comply with Section 5.02;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (5) to provide for the assumption of the Indenture by a successor corporation as provided in Section 5.01;

          (6)  to add Guaranties in accordance with Section 4.07;

          (7) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

          (8)  to further secure the Notes in accordance with Section 4.09 and
     Section 4.21;

          (9)  to add covenants of the Company for the benefit of the Holders;
     or

          (10)  to surrender any right or power conferred upon the Company.

          This Section 9.01 is subject to Section 9.05.

          SECTION 9.02.  With Consent of Holders.  Subject to Sections 6.04
                         -----------------------
and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

             (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note,

             (ii) reduce the principal amount of, or premium, if any, or interest on, any Note,

             (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

             (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note,

             (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture,

             (vi) waive a Default in the payment of principal of, premium, if any, or interest on the Notes,

             (vii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby,

             (viii) reduce the percentage or aggregate principal amount of outstanding Notes which are required to consent to a waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults,

             (ix) make any change that would result in the Company or any Restricted Subsidiary being required to make any deduction or withholding from payments in respect of the Notes,

             (x) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guaranty or this Indenture other than in accordance with the terms of this Indenture and the Subsidiary Guaranty,

             (xi) release any Lien securing the Notes, other than in accordance with the terms of this Indenture and the Pledge Agreement,

             (xii) affect the ranking of the Notes in a manner adverse to the Holders of the Notes,

             (xiii) subordinate, in right of payment, the notes in a manner adverse to the Holders of the Notes to any other Indebtedness of the Company, or

             (xiv) make any change to this Indenture that would adversely affect the rights of all Holders to receive Additional Amounts as described under Section 4.20.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          This Section 9.02 is subject to Section 9.05.

          SECTION 9.03.  Revocation and Effect of Consent.  Until an amendment
                         --------------------------------
or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (xii) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (xii) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

          SECTION 9.04.  Notation on or Exchange of Notes.  If an amendment,
                         --------------------------------
supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee will, if directed in writing by the Company, place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee will, if directed in writing by the Company, may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee upon the Company's written direction in the form of an Authentication Order shall authenticate a new note that reflects the changed terms.

          SECTION 9.05.  Trustee to Sign Amendments, Etc.  The Trustee shall
                         -------------------------------
be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized and permitted by this Indenture (and otherwise in form and substance satisfactory to the Trustee). Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06.  Conformity with Trust Indenture Act.  Every
                         -----------------------------------
supplemental indenture executed pursuant to this Article Nine shall conform to the requirement of the TIA as then in effect.

                                  ARTICLE TEN

                            COLLATERAL AND SECURITY

          SECTION 10.01.  Pledge Agreement.  The obligations under the Notes
                          ----------------
and this Indenture to pay in full the First Six Scheduled Interest Payments (as defined in the Pledge Agreement), and, in the event that the Notes become due and payable prior to such time as the First Six Scheduled Interest Payments shall have been paid, to repay the principal, premium, if any, and interest (whether accrued before or after the commencement of a bankruptcy, insolvency or other similar proceeding regard-less of whether or not a claim therefor is allowed or allowable in any such proceeding) on and any other sum whatsoever owing in respect of the Notes and this Indenture, and to perform all other covenants and undertakings required in accordance with the terms of the Notes and/or the Indenture shall be secured as provided in the Pledge Agreement. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral (as defined in the Pledge Agreement)) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Trustee to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause CompleTel Escrow B.V. to deliver to the Trustee copies of the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Pledge Agreement, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Notes, according to the intent and purposes expressed in the Pledge Agreement. The Company shall, and shall cause CompleTel Escrow B.V. to take any and all actions required to cause the Pledge Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Trustee, predecessor trustees, and the Holders, superior to and prior to the rights of all third persons and subject to no other Liens. The Trustee shall be entitled to take all necessary action to preserve and protect the security interest in the Collateral and for filing any instrument, document or notice in any public office at any time or times. The Trustee shall be entitled to take all necessary action, including entering into any Pledge Agreement, after the date hereof for the purposes of accomplishing and preserving all provisions in this Section 10.01 and in Section 4.21 hereof. For the avoidance of doubt, references in this Section 10.01 and throughout this Indenture to the Pledge Agreement, unless the context indicates otherwise, shall include any Pledge Agreement entered into in accordance with Section 4.21 or this Indenture.

          SECTION 10.02.  Recording and Opinions.  At the Trustee's request,
                          ----------------------
the Company shall, and shall cause CompleTel Escrow B.V. to furnish to the Trustee promptly after the execution and delivery of this Indenture (but in no event later than five Business Days after the Issue Date) an Opinion of Counsel stating that in the opinion of such counsel the Pledge Agree-ment creates a valid security interest in favor of the Trustee for the benefit of the Beneficiaries (as defined in the Pledge Agreement) in all right, title and interest of CompleTel Escrow B.V. in and to the Collateral; upon execution of the Securities Account Control Agreement in the form of Exhibit A to the Pledge Agreement, such Securities Account Control Agreement will create a perfected security interest in favor of the Trustee for the benefit of the Beneficiaries in all right, title and interest of CompleTel Escrow B.V. in and to all Pledged Securities deposited in, and carried in, the Securities Account (as defined in such Securities Account Control Agreement).

          SECTION 10.03.  Release of Collateral.  (a)  Subject to subsections
                          ---------------------
(b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Pledge Agreement only in accordance with the provisions of the Pledge Agreement.

          (b) No Collateral shall be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement, other than to the Holders pursuant to the terms thereof.

          (c) At any time when a Default shall have occurred and be continuing and the maturity of the Notes issued on the Issue Date shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Pledge Agreement, and no release of Collateral in contravention of this Section 10.03(c) shall be effective as against the Holders, except pursuant to the Pledge Agreement.

          (d) To the extent applicable, the Company shall, and shall cause CompleTel Escrow B.V. to cause TIA (S) 314(d) relating to the release of property or securities from the Lien and security interest of the Pledge Agreement to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent expert selected or approved by the Trustee in the exercise of reasonable care.

          SECTION 10.04.  Authorization of Actions To Be Taken by the Trustee
                          ---------------------------------------------------
Under the Pledge Agreement.  Subject to the provisions of Section 6.02, the
--------------------------
Trustee may, without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement, (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and (c) enter into a Pledge Agreement in ac-cordance with Section 4.21 hereof. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

          SECTION 10.05.  Authorization of Receipt of Funds by the Trustee Under
                          ------------------------------------------------------
the Pledge Agreement.  The Trustee is authorized to receive any funds for the
--------------------
benefit of the Holders disbursed under the Pledge Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

          SECTION 11.01.  Trust Indenture Act of 1939.  Prior to the
                          ---------------------------
effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 11.02.  Notices  : Any notice or communication shall be
                          -------
sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

          if to the Company:

               CompleTel Europe N.V.
               Kruisweg 609
               2132 NA Hoofdorp
               The Netherlands
               Attention:  Chief Financial Officer
          with a copy to:

               ING Trust (Netherlands) B.V.
               P.O. Box 2838
               1000 CV Amsterdam, The Netherlands
               Attention:  Paul van Wittereen

          and, with a copy to:

               Prinses Drenstraat 61
               1077 WV Amsterdam, The Netherlands
               Attention:  Managing Director

          and with a copy to:

               Holme Roberts & Owen LLP
               1700 Lincoln, Suite 4100
               Denver, Colorado  80203
               Attention:  W. Dean Salter

          if to the Trustee:

               The Chase Manhattan Bank
               Global Trust Services
               450 W.33rd Street
               15th Floor
               New York, NY 10001
               Attention:   Global Trust Services

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 11.02, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          In addition, all notices required hereunder shall be published (so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require) in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemberger Wort).

          SECTION 11.03.  Certificate and Opinion as to Conditions Precedent.
                          --------------------------------------------------
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

             (i) an Officers' Certificate, upon which the Trustee may conclusively rely, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

             (ii) an Opinion of Counsel, upon which the Trustee may conclusively rely, in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 11.04.  Statements Required in Certificate.  Each
                          ----------------------------------
certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

             (i) a statement that each person signing such certificate has read such covenant or condition and the definitions herein relating thereto;

             (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

             (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

             (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

          SECTION 11.05.  Rules by Trustee, Principal Paying Agent or Registrar
                          -----------------------------------------------------
 . The Trustee may make reasonable rules for action by or at a meeting of Holders. The Principal Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 11.06.  Payment Date Other Than a Business Day.  If an
                          --------------------------------------
Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

          SECTION 11.07.  Governing Law.  The laws of the State of New York
                          -------------
shall govern this Indenture and the Notes without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

          SECTION 11.08.  No Adverse Interpretation of Other Agreements.  This
                          ---------------------------------------------
Indenture may not be used to interpret another Indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.09.  No Recourse Against Others.  No recourse for the
                          --------------------------
payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Parent contained in this Indenture, in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee, management board member, supervisory board member or controlling person, as such, of the Company, the Par-ent or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

          SECTION 11.10.  Successors.  All agreements of the Company in this
                          ----------
Indenture and the Notes shall bind its successors. All agreements of the Trustee of this Indenture shall bind its successor.

          SECTION 11.11.  Duplicate Originals.  The parties may sign any
                          -------------------
number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 11.12.  Separability.  In case any provision in this
                          ------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 11.13.  Table of Contents, Headings, Etc.  The Table of
                          --------------------------------
Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

          SECTION 11.14.  Agent for Service; Submission to Jurisdiction; Waiver
                          -----------------------------------------------------
of Immunities.  By the execution and delivery of this Agreement, the Company
-------------
(i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System (the "Process Agent"), 111 Eighth Avenue, New York, New York 10011, United States, as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Process Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding and (iii) agrees that service of process upon the Process Agent and written notice of said service to it at its principal office in accordance with
11.02 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Notes or Exchange Notes shall be outstanding; provided that the Company may (and shall, to the extent the Process Agent ceases to be able to be served on the basis contemplated herein) by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.14 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Issuer or
(y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.14. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company appointed and acting in accordance with this Section 11.14.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

          SECTION 11.15.  Judgment Currency.   The Company hereby agrees to
                          -----------------
indemnify the Trustee and each Holder against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Indenture or the Notes and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than euro and as result of any variation as between (i) the rate of exchange at which the euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which any such person on the date of payment of such judgment or order is able to purchase euro with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, euro.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              COMPLETEL EUROPE N.V.

                              By:      /s/ William H. Pearson
                                     ------------------------
                                     Name:  William H. Pearson
                                     Title:  Managing Director


                              THE CHASE MANHATTAN BANK,
                                as Trustee

                              By:      /s/ Catherine Donahue
                                     -----------------------
                                     Name:  /Catherine Donahue
                                     Title:

                                COMPLETEL EUROPE N.V.

                                By:    /s/ James Dovey
                                       ----------------------------
                                Name:  James Dovey
                                Title:



                           INDIVIDUAL ACKNOWLEDGEMENT



STATE OF COLORADO)
                     :  ss.:
COUNTY OF ARAPAHOE)

          On this 12TH day of April, 2000, before me personally appeared James
E. Dovey personally known to me to be the person that executed this instrument and acknowledged to me that he/she executed the same.

          WITNESS my hand and official seal.

Signature:   /s/ Kathleen M. Hanlon    (Seal)
            -----------------------

                                                                       EXHIBIT A
                                                                       ---------
                                  FACE OF NOTE

                             COMPLETEL EUROPE N.V.

                            14% Senior Note Due 2010

                                                   (Euro)

ISIN No.

No.

          COMPLETEL EUROPE N.V., a Netherlands public company with limited liability (incorporated with limited liability in The Netherlands and having its statutory seat in Amsterdam), (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _______________, or its registered assigns, the principal sum of
Euro ((Euro)                 ) on April 15, 2010.

          Interest Payment Dates: April 15 and October 15, commencing October 15, 2000.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized signatories.

                              COMPLETEL EUROPE N.V.

                              By:
                                 ---------------------------------
                                    Name:
                                    Title:

                              By:
                                 ---------------------------------
                                    Name:
                                    Title:

                   (Trustee's Certificate of Authentication)

          This is one of the 14% Senior Notes due 2010 described in the within-mentioned Indenture.

Date:

                              THE CHASE MANHATTAN BANK,

                                as Trustee

                              By:
                                 -------------------------------------
                                    Authorized Signatory

                              REVERSE SIDE OF NOTE


                             COMPLETEL EUROPE N.V.

                            14% Senior Note due 2010

1.    Principal and Interest.
      ----------------------

          The Company will pay the principal of this Note on April 15, 2010.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be payable semiannually (to the holders of record of the Notes) at the close of business on April 1 or October 1 immediately preceding the Interest Payment Date (the "Regular Record Date"), on each Interest Payment Date, commencing October 15, 2000; provided that no interest shall accrue on the principal amount of this Note prior to April 13, 2000.

          Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 13, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is the then applicable interest rate borne by the Notes.

2.  Method of Payment.
    -----------------

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each April 15 and October 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the Regular Record Date), in each case, even if the Note is canceled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Principal Paying Agent on or after April 15, 2010.

          The Company will pay principal, premium, Additional Amounts if any, and as provided above, interest in euro, in same day funds, that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Principal Paying Agent and Registrar.
    ------------------------------------

          Initially, the Trustee will act as authenticating agent, Principal Paying Agent and Registrar in the Borough of Manhattan, The City of New York and London, England and Banque Internationale a Luxembourg S.A. will act as Principal Paying Agent and Registrar in Luxembourg. The Company may change any authenticating agent, Principal Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Principal Paying Agent, Registrar or co-Registrar.

4.  Indenture; Limitations.
    ----------------------

          The Company issued the Notes under an Indenture dated as of April 13, 2000 (the "Indenture"), between the Company and The Chase Manhattan Bank (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. This is one of the Notes referred to in the Indenture. The Initial Notes and the Exchange Notes are unsecured (except to the limited extent provided in the Indenture and the Pledge Agreement) and unsubordinated obligations of the Company limited in aggregate principal amount not to exceed (Euro)300,000,000, as provided in the Indenture.

5.  Additional Amounts.
    ------------------

          The Company will pay to the Holders of Notes such Additional Amounts as may become payable under Section 4.20 of the Indenture.

6.  Redemption.
    ----------

          (a) The Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after April 15, 2005 and prior to maturity, at the Redemption Prices (expressed in percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing on April 15 of the years set forth below:

                                                                Redemption
Year                                                              Price
----                                                            ----------
2005                                                             107.000%
2006                                                             104.667%
2007                                                             102.333%
2008 and thereafter                                              100.000%

          (b) In addition, at any time on or prior to April 15, 2003 the Company may redeem up to 35% of the principal amount of the Notes originally issued with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at the Company's option, at any time or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount on the Redemption Date) of 114.00% plus accrued and unpaid interest, if any, to the Redemption Date; provided that (i) at least 65% of the aggregate principal amount of Notes remains outstanding after each such redemption and
(ii) the Company mails a notice of such redemption within 60 days of receipt of the Public Equity Offering proceeds to be so applied.

          Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, notice of redemption shall be published in a daily newspaper of general circulation in Luxembourg (which is expect to be the Luxemberger Wort). On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price. The Trustee may select for redemption portions of the principal amount of the Notes that have denominations equal to
(Euro)1,000 integral multiples thereof, so long as no Holder holds Notes with less than (Euro)50,000 principal amount after such redemption.

7.  Redemption for Changes in Withholding Taxes.
    -------------------------------------------

          The Company may also have the option to redeem the Notes, in whole, but not in part, in the event of certain changes in the tax laws such that the Company would be required to pay Additional Amounts, subject to Section 3.01(c) of the Indenture.

8.  Repurchase upon Change in Control.
    ---------------------------------

          Upon the occurrence of an Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase (the "Change of Control Payment").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. On and after the Change of Control Payment Date, interest ceases to accrue and the original issue discount ceases to accrete on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

9.  Denominations; Transfer; Exchange.
    ---------------------------------

          The Notes are in registered form without coupons in denominations of
(Euro)50,000 of principal amount and multiples of (Euro)1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

10.  Persons Deemed Owners.
     ---------------------

          A Holder shall be treated as the owner of a Note for all purposes.

11.  Unclaimed Money.
     ---------------

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Principal Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Principal Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          If the Company deposits with the Trustee money or Government Securities sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from this Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

14.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder in any material respect. Certain modifications will require the consent of each Holder affected thereby.

15.  Restrictive Covenants.
     ---------------------

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.

16.  Successor Persons.
     -----------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the In-denture, the predecessor person will be released from those obligations.

17.  Defaults and Remedies.
     ---------------------

          If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 of the Indenture that occur with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce this Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

18.  Trustee Dealings with Company.
     -----------------------------

          Subject to the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.
     --------------------------

          No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, manager, employee, board member or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

20.  Authentication.
     --------------

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

21.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common),

TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to CompleTel Europe N.V., Kruisweg 609, 2132 NA Hoofddorp, The Netherlands, Attention: Chief Financial Officer.

22.  Choice of Law.
     -------------

          The laws of the State of New York shall govern the Indenture and this Note without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

                                ASSIGNMENT FORM

I or we assign and transfer this Note to

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

-------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        -------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:________________________  Signed:  ______________________________________
                                         (Signed exactly as name appears on the
                                         other side of this Note)

Signature Guarantee:
                    -----------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.12 of this Indenture, check the Box:  [  ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in principal amount): (Euro)_________.

Date:  _________________

Your Signature:


--------------------------------------------------------------------------------
       (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:____________________________

                                                                       EXHIBIT B
                                                                       ---------

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE

                      OR REGISTRATION OF TRANSFER OF NOTES

THE CHASE MANHATTAN BANK
c/o Global Trust Services
450 West 33rd Street
15th Floor
New York, NY  10001

            Re:  14% Senior Notes due 2010
            (the "Notes"), of CompleTel Europe N.V.
            --------------------------------------

          This Certificate relates to (Euro)_______ principal amount of Notes held in the form of* ___ a beneficial interest in a Global Note or* _______ Physical Notes by (the "Transferor").

The Transferor:*

      [_] has requested by written order that the Registrar deliver in exchange for its Physical Note or Physical Notes an equal principal of Physical Notes of other authorized denominations; or

      [_] has requested that the Registrar by written order to exchange or register the transfer of the Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.08 of such Indenture, and that the transfer of the Notes does not require registration under the Notes Act of 1933, as amended (the "Act"), because*:

      [_] Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06 of the Indenture).

      [_] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

      [_] Such Note is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act). An opinion of counsel to the effect that such transfer does not require registration under the Notes Act accompanies this certification.

      [_] Such Note is being transferred in reliance on Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Notes Act accompanies this certification.

      [_] Such Note is being transferred in reliance on Rule 144 under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Notes Act accompanies this certification.

      [_] Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor." An opinion of counsel to the effect that such transfer does not require registration under the Notes Act accompanies this certification.

                              _________________________________
                              [INSERT NAME OF TRANSFEROR]


                              By:
                                 ------------------------------
                                    [Authorized Signatory]

Date:  _____________________
       *Check applicable box.

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate to Be

                          Delivered in Connection with

                Transfers to Institutional Accredited Investors

                                                               ___________, ____

THE CHASE MANHATTAN BANK
c/o Global Trust Services
450 West 33rd Street
15th Floor
New York, NY  10001

Attention:  Global Trust Services

          Re:  CompleTel Europe N.V. (the "Company")
               14% Senior Notes due 2010 (the "Notes")
               ---------------------------------------

Dear Sirs:

          In connection with our proposed purchase of (Euro)________ aggregate principal amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of April 13, 2000 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
     (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securi-ties Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              (Name of Transferee)

                              By:
                                  ------------------------------------
                                  Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------

                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


THE CHASE MANHATTAN BANK
c/o Global Trust Services
450 West 33rd Street
15th Floor
New York, NY  10001

Attention:  Global Trust Services

          Re:  CompleTel Europe N.V. (the "Company")
               14% Senior Notes due 2010 (the "Notes")
               ---------------------------------------

Dear Sirs:

          In connection with our proposed sale of (Euro)____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,


                              (Name of Transferor)

                              By:
                                  ------------------------------------
                                  Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------

                                 ARTICLE TWELVE

                               GUARANTY OF NOTES


          SECTION 12.01  Definitions.  For purposes of this Article Twelve:
                         -----------

          (a) "Guarantied Obligations" means the principal of, premium, if any, interest on, and Additional Amounts, if any, and all other amounts owing by the Company with respect to (including its obligations to the Trustee under Section 7.07 of this Indenture), the Notes under this Indenture and all other indebtedness, liabilities and obligations of the Company at any time and from time to time existing or arising under this Indenture.

          (b) "Guarantied Parties" means all the persons who are now or who hereafter become Holders and the Trustee under this Indenture.

          SECTION 12.02  Guaranty.  Subject to the provisions of this Article
                         --------
Twelve, each Subsidiary Guarantor hereby jointly and severally unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by a Trustee and to the Trustee and their successors, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Amounts payable thereon) will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations under the Indenture (the "Indenture Obligations") will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the maturity date of the Notes, by acceleration or otherwise.
Failing payment when due of any amount so guarantied, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated to pay, or to perform or cause the perform-ance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guaranty, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guaranty is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guaranty will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Subsidiary Guaranty. This Subsidiary Guaranty is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guaranty.

          No stockholder, officer, director, employee or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidi-ary Guaranty by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

          The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guaranty.

          SECTION 12.03  Execution and Delivery of Subsidiary Guaranty.  To
                         ---------------------------------------------
further evidence the Subsidiary Guaranty set forth in Section 12.02, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guaranty, substantially in the form included in Exhibit F of this Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee after this Article Twelve with respect to such Subsidiary Guarantor becomes effective in accordance with Section 4.07 and such Subsidiary Guaranty shall be executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guaranty shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guaranty set forth in Section 12.02 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

          If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Subsidiary Guaranty no longer holds that office at the time a Trustee authenticates the Note on which such Subsidiary Guaranty is endorsed or at any time thereafter, such Guarantor's Subsidiary Guaranty of such Note shall be valid nevertheless.

          The delivery of any Note by a Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guaranty set forth in this Indenture on behalf of the Subsidiary Guarantor.

          SECTION 12.04  Additional Subsidiary Guarantors.  Any Person may
                         --------------------------------
become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form satisfactory to the Trustee which subjects such person to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning bankruptcy, fraudulent conveyance, transaction at an undervalue and preference laws, creditors' rights and equitable principles as may be acceptable to the Trustee in their discretion).

          SECTION 12.05  Release of a Subsidiary Guarantor. (a) Concurrently
                         ---------------------------------
with any sale, exchange or transfer (by merger or otherwise) to any Person who is not a Restricted Subsidiary by the Company or a Restricted Subsidiary of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all of the assets of, such Subsidiary Guarantor (which sale, exchange or transfer is not prohibited by this Indenture), such Subsidiary Guarantor will automatically and unconditionally be released and discharged from all obligations under its Subsidiary Guaranty; provided that no Indebtedness under any Debt Securities or Subordinated Indebtedness of such Subsidiary Guarantor is being assumed by the Person to whom such sale or disposition is made; provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Subsidiary Guarantor in a foreclosure to the extent that such proviso would be inconsistent with applicable law. In addition, if no Default exists or would exist under this Indenture, at the request of the Company, a Subsidiary Guarantor that is not a Leveraged Subsidiary will be released from all obligations under its Subsidiary Guaranty if the Subsidiary Guarantors have been unconditionally released from their obligations under all Debt Securities and Subordinated Indebtedness.

          (b) The Trustee shall deliver an instrument, in form satisfactory to the Company, evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 12.05. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guaranty as provided in this Article Twelve.

          The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guaranty endorsed on the Notes and under this Article Twelve.

          Except as set forth in Articles Four and Five and this Section 12.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

          SECTION 12.06  Waiver of Subrogation.  Each Subsidiary Guarantor
                         ---------------------
hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company or any other Restricted Subsidiary that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Subsidiary Guarantor's obligations under this Subsidiary Guaranty and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Guaranteed Parties against the Company or any other Restricted Subsidiary, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Restricted Subsidiary, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Guaranteed Parties and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the obligations in favor of the Guaranteed Parties, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.06 is knowingly made in contemplation of such benefits.

          SECTION 12.07  Immediate Payment.  The Subsidiary Guarantor agrees to
                         -----------------
make immediate payment to the Trustee on behalf of the Guaranteed Parties of all Guaranteed Obligations owing or payable to the respective Guaranteed Parties upon receipt of a demand for payment therefor by the Trustee to the Subsidiary Guarantor in writing.

          SECTION 12.08  No Set-Off.  Each payment to be made by the Subsidiary
                         ----------
Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

          SECTION 12.09  Obligations Absolute.  The obligations of the
                         --------------------
Subsidiary Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Subsidiary Guarantor hereunder which may not be recoverable from the Subsidiary Guarantor on the basis of a guarantee shall be recoverable from the Subsidiary Guarantor as a primary obligor and principal debtor in respect thereof.

          SECTION 12.10  Obligations Continuing.  The obligations of the
                         ----------------------
Subsidiary Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Guaranteed Obligations have been paid and satisfied in full. The Subsidiary Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force in the jurisdiction of incorporation or organization of such Subsidiary Guarantor or elsewhere and, in the event of the failure of the Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee and each of them the attorneys and agents of the Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of the Subsidiary Guarantor hereunder.

          SECTION 12.11  Obligations Not Reduced.  The obligations of the
                         -----------------------
Subsidiary Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

          SECTION 12.12  Obligations Reinstated.  The obligations of the
                         ----------------------
Subsidiary Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Subsidiary Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of the Subsidiary Guarantor) is rescinded or reclaimed from any of the Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of the Company or the Subsidiary Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Subsidiary Guarantor as provided herein.

          SECTION 12.13  Obligations Not Affected.  The obligations of the
                         ------------------------
Subsidiary Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by the Subsidiary Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defense to a claim against the Subsidiary Guarantor hereunder or might operate to release or otherwise exonerate the Subsidiary Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Guaranteed Parties or otherwise, including, without limitation:

             (i) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other person;

             (ii) any irregularity, defect, unenforceability or invalidity in respect of any Indebtedness or other obligation of the Company or any other person under this Indenture, the Notes or any other document or instrument;

             (iii) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to the Subsidiary Guarantor;

             (iv) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

             (v) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

             (vi) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

             (vii) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or the Subsidiary Guarantor;

             (viii) any merger or amalgamation of the Company or the Subsidiary Guarantor with any Person or Persons (subject to Section 12.05);

             (ix) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of the Subsidiary Guarantor under this Subsidiary Guarantee; and

             (x) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of the Subsidiary Guarantor in respect of its guarantee hereunder.

          SECTION 12.14  Waiver.  Without in any way limiting the provisions of
                         ------
Section 7.01 of this Indenture, the Subsidiary Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Subsidiary Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of the Subsidiary Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonour or non-payment of any of the Guaranteed Obligations, or other notice or formalities to the Company or the Subsidiary Guarantor of any kind whatsoever.

          SECTION 12.15  No Obligation to Take Action Against Company.  Neither
                         --------------------------------------------
the Trustee nor any of the other Guarantied Parties shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guarantied Obligations or against the Company or any other person or any property of the Company or any other person before the Trustee are entitled to demand payment and performance by the Subsidiary Guarantor of its liabilities and obligations under this Subsidiary Guaranty, and the Subsidiary Guarantor hereby waives all benefit of discussion.

          SECTION 12.16  Dealing with the Company and Others.  The Guarantied
                         -----------------------------------
Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part the Subsidiary Guarantor's obligations and liabilities hereunder and without the consent of or notice to the Subsidiary Guarantor, may

             (i) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

             (ii) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

             (iii) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

             (iv) accept compromises or arrangements from the Company;

             (v) apply all monies at any time received from the Company or from any security upon such part of the Subsidiary Guarantied Obligations as the Guaranteed Parties may see fit or change any such application in whole or in part from time to time as the Guarantied Parties may see fit; and

             (vi) otherwise deal with, or waive or modify their right to deal with, the Company and all other persons and any security as the Guarantied Parties or the Trustee may see fit.

          SECTION 12.17  Default and Enforcement.  (a) If the Subsidiary
                         -----------------------
Guarantor fails to pay in accordance with Section 12.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Subsidiary Guaranty and the Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Subsidiary Guarantor the Guarantied Obligations.

          (b) No Holder shall have the right to institute any suit, action or proceeding against the Subsidiary Guarantor for any default hereunder except in the manner and subject to the conditions set forth in Article Six of this Indenture, it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to enforce any right hereunder by his or their action except as aforesaid and that all powers and trusts hereunder shall be exercised and all proceedings at law or in equity shall be instituted, had and maintained by the Trustee, only as aforesaid and in any event for the benefit of all Holders as provided in this Indenture.

          SECTION 12.18  Notice.  Any notice or demand to or upon the Subsidiary
                         ------
Guarantor to be effective, shall be in writing and delivered in person or mailed by first class mail and shall be addressed as follows:

               [INSERT NAME OF RELEVANT SUBSIDIARY GUARANTOR]



               Attention:  Co-Chief Executive Officer

               Telecopy:

          Copy to:



               Attention:  Chief Financial Officer

               Telecopy:

          SECTION 12.19  Amendment, Etc.  No amendment, modification or waiver
                         --------------
of any provision of this Indenture relating to the Subsidiary Guarantor or consent to any departure by the Subsidiary Guarantor or any other person from any such provision will in any event be effective unless it is signed by the Subsidiary Guarantor and the Trustee.

          SECTION 12.20  Acknowledgment.  The Subsidiary Guarantor hereby
                         --------------
acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

          SECTION 12.21  Costs and Expenses.  The Subsidiary Guarantor shall pay
                         ------------------
on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee or any of the Guaranteed Parties in enforcing any of their rights under the Subsidiary Guaranty.

          SECTION 12.22  No Merger or Waiver; Cumulative Remedies.  The
                         ----------------------------------------
Subsidiary Guaranty shall not operate by way of merger of any of the obligations of the Subsidiary Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the other Guarantied Parties, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the

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

Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under the Indenture, the Notes and any other document or instrument between the Subsidiary Guarantor and/or the Company and the Trustee, are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

          SECTION 12.23  Survival of Obligations.  Without prejudice to the
                         -----------------------
survival of any of the other obligations of the Subsidiary Guarantor hereunder, the obligations of the Subsidiary Guarantor under Section 12.07 shall survive the payment in full of the Guarantied Obligations and shall be enforceable against the Subsidiary Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or the Subsidiary Guarantor.

          SECTION 12.24  Subsidiary Guaranty in Addition to Other Obligations.
                         ----------------------------------------------------
The obligations of the Subsidiary Guarantor under the Subsidiary Guaranty and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Guaranteed Parties in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

          SECTION 12.25  Severability.  Any provision of this Article Eleven
                         ------------
which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Twelve.

          SECTION 12.26  Successors and Assigns.  The Subsidiary Guaranty shall
                         ----------------------
be binding upon and inure to the benefit of the Subsidiary Guarantor and the Trustee and the other Guaranteed Parties and their respective successors and permitted assigns, except that the Subsidiary Guarantor may not assign any of its obligations hereunder or thereunder.

          SECTION 12.27  Governing Law; Agent for Service; Submission to
                         -----------------------------------------------
Jurisdiction; Waiver of Immunities; Judgment Currency.  Each Subsidiary
-----------------------------------------------------
Guarantor hereby acknowledges and agrees to comply with and be bound by Section 11.07, Section 11.14 and Section 11.15 of this Indenture.

                                                                       EXHIBIT F
                                                                       ---------

                              SUBSIDIARY GUARANTY

          For value received, the undersigned hereby unconditionally guarantees to the Holder of this Note the cash payments in euro of principal of, premium, if any, and interest on this Note (and including Additional Amounts payable thereon) in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Subsidiary Guaranty. This Subsidiary Guaranty will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guaranty shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of April 13, 2000, among CompleTel Europe N.V. and The Chase Manhattan Bank, as Trustee, as amended or supplemented (the "Indenture").

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guaranty and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guaranty and all of the other provisions of the Indenture to which this Subsidiary Guaranty relates.

          THIS SUBSIDIARY GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISIDICTION WOULD BE REQUIRED THEREBY. THE SUBSIDIARY GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS SUBSIDIARY GUARANTY.

          This Subsidiary Guaranty is subject to release upon the terms set forth in the Indenture.

Date:

                              [NAME OF GUARANTOR],
                                as Guarantor



                              By:
                                 -------------------------------------
                                    Name:
                                    Title:





                                      F-2